                                                                   Exhibit 10.13

                       OEM PURCHASE AND LICENSE AGREEMENT


                                     BETWEEN


                                 EMC CORPORATION
                                171 South Street
                               Hopkinton, MA 01748

                                       AND

                               MCDATA CORPORATION
                             310 Interlocken Parkway
                            Broomfield, CO 80021-3464


                                  40-00-109-00
                              OEM AGREEMENT NUMBER


* Certain information in this agreement has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

                               TABLE OF CONTENTS

Section  Title                                                           Page

1        DEFINITIONS....................................................  1

2        TERM and TERMINATION...........................................  3

3        SCOPE AND TERRITORY OF.........................................  4

4        INTELLECTUAL PROPERTY
         RIGHTS.........................................................  4

5        CREDIT AND PAYMENT TERMS.......................................  6
5.1      Payment........................................................  6

6        TITLE AND RISK OF LOSS.........................................  6

7        FORECASTS, ORDERS, AND DELIVERY................................  6
7.1      Forecasts......................................................  6
7.2      Purchase Orders................................................  6
7.3      Acceptance of Purchase Orders..................................  8
7.4      Spares.........................................................  8
7.5      Shipment/Delivery and Export/Import............................  9

8        PRODUCTS.......................................................  10
8.1      Process Changes................................................  10
8.2      Product Design Changes and Field Modification Orders...........  10
8.3      Most Favored Nations...........................................  12
8.4      Labeling and Regulatory Compliance.............................  12
8.5      Product Discontinuance.........................................  13
8.6      Market Exclusivity.............................................  13
8.7      Review and Price Changes.......................................  13

9        WARRANTY.......................................................  13
9.1      Product Warranty...............................................  13
9.2      Software Warranty..............................................  14
9.3      Title Warranty.................................................  14
9.4      Disclaimer.....................................................  15
9.5      Marketing Rights Warranty......................................  15
9.6      Epidemic Defects...............................................  15
9.7      Plug and Play Failures.........................................  15

10       TECHNICAL SUPPORT, REPAIRS, AND TRAINING.......................  16
10.1     Training.......................................................  16
10.2     Technical Support Terms........................................  16
10.3     Beta Unit Test.................................................  16

11       INDEMNIFICATIONS...............................................  17

12       PRODUCT DOCUMENTATION AND SOFTWARE MEDIA:
         REPRODUCTION, MODIFICATION, AND DISTRIBUTION RIGHTS............  18

13       IDENTIFICATION OF PRODUCTS AND TRADEMARK RIGHTS................  19
13.1     Identification of Products.....................................  19
13.2     Operational Provisions.........................................  19

14       CONFIDENTIALITY OF INFORMATION.................................  19

15       LIMITATION OF LIABILITY........................................  20

16       GENERAL PROVISIONS.............................................  21
16.1     Governing Law..................................................  21
16.2     Waiver.........................................................  21
16.3     Compliance with Laws...........................................  21
16.4     Notices........................................................  21
16.5     Assignment.....................................................  21
16.6     Fibre Alliance Membership......................................  22
16.7     Force Majeure..................................................  22
16.8     Conflict.......................................................  22
16.9     Contract Changes...............................................  22
16.10    Manufacturing Rights and Escrow................................  22
16.11    Survival.......................................................  24
16.12    Headings.......................................................  24
16.13    Independent Contractors........................................  24

17       EXHIBITS.......................................................  25

A.       PRODUCT AND DOCUMENTATION PRICING
B.       PART 1     QUALITY ASSURANCE, AND ESCALATION PROCEDURES
         PART 2     McDATA QUALITY PLAN
C.       TECHNICAL SUPPORT AND SOFTWARE MAINTENANCE
D.       RMA PROCEDURES
E.       PRODUCT REPAIR
F.       EMC CUSTOMER AGREEMENT
G.       OPERATIONAL PROVISION
H.       FIBRE CHANNEL SWITCH EMC REGULATORY AND
         PRODUCT SAFETY REQUIREMENTS

                               MCDATA CORPORATION
                       OEM PURCHASE AND LICENSE AGREEMENT


This OEM Purchase and License Agreement ("Agreement") is entered into by and between McDATA Corporation ("McDATA"), 310 Interlocken Parkway, Broomfield, Colorado 80021-3464, and EMC Corporation, 171 South Street, Hopkinton, MA 01748 ("EMC"), and commences on the date accepted and executed by McDATA ("Effective Date").

McDATA and EMC agree as follows:


1.       DEFINITIONS.

1.1 "EMC" means the buying entity executing this Agreement, and all Subsidiaries or Affiliates thereof which (i) order and/or receive Products and/or Services, and/or (ii) license Software pursuant to the provisions of this Agreement. "Affiliates" means, with respect to EMC, any corporation or other organization, whether incorporated or unincorporated, which is an affiliate of EMC as "affiliate" is defined in Rule 12.2 of the Exchange Act. "Subsidiary" means with respect to EMC, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by EMC or by any one of more of its Subsidiaries or by EMC and one or more of its Subsidiaries or (b) EMC or any other Subsidiary of EMC is a general partner (excluding any such partnership where EMC or any Subsidiary of EMC does not have the majority voting interest in such partnership).

1.2 "CUSTOMER" means any entity to which EMC sells, rents, leases, or distributes McDATA Products, including EMC's Resellers and End User Customers.

1.3 "RESELLER" means any business entity which EMC utilizes to sell, market and service Products and sublicense Software for eventual use by End User Customers in accordance with the terms of this Agreement and any License(s) (as defined in Section 4 of this Agreement) relating thereto.

1.4      "END USER CUSTOMER" means any entity which purchases
McDATA-manufactured Products from EMC and/or licenses Software associated therewith for its use in accordance with McDATA's then-current published specifications, configurations, and compatibility guidelines for data communications networking.

1.5 "END USER CUSTOMER SOFTWARE" means, and is limited to, the machine-readable Object Code Software e.g., the system diskette, any supporting software diskette(s) and/or the firmware embedded in all ROM, PROM or equivalent components of Product, including the systems manual(s) supplied with each Product, and any Software Feature Option(s) which is sublicensed pursuant to the terms of this Agreement.

1.6 "FOB MCDATA'S DOCK" means that McDATA fulfills its obligation to deliver the Products to EMC when such Products are handed over to EMC with export documentation, at McDATA's dock, into the charge of the carrier named by EMC. EMC shall arrange for transportation from McDATA's dock to the designated ship to address, and agrees to pay all transportation costs.

1.7 "OBJECT CODE SOFTWARE" means End User Customer Software supplied to EMC by McDATA (i) the machine-executable instructions and all associated descriptive material and documentation for each processor within each Product supplied by McDATA pursuant to this Agreement, and (ii) subsequent updates and/or enhancements provided by McDATA pursuant to this Agreement. Such Software may be provided to EMC on magnetic media or in written or graphic form which performs, describes, or illustrates the performance of all on-line functions, off-line utilities, and diagnostics pertinent to the Product.

1.8 "PRODUCTS" means certain McDATA data communication equipment, hardware, related features, conversions, options, other accessories, Spares (as defined below) and Software (as defined below) which EMC is authorized to purchase and distribute, either as referenced in Figure A-1 and A-2 of Exhibit A of this Agreement on the Effective Date of this Agreement, or as referenced in modifications and additions to Exhibit A which EMC and McDATA may agree upon from time to time. Any reference in this Agreement to the purchase, distribution or sale (or any like term) of the Products herein shall be deemed to infer the license of the Software. As specified in Section 4.2.3, title to the Software shall always remain in McDATA. The specification is referenced by a part number in Exhibit A.

1.9 "SERVICES" means the technical support, repairs, and training provided by McDATA to EMC under this Agreement.

1.10 "SOFTWARE" means the collective reference to End User Customer Software, Object Code Software, Software Feature Option(s), device drivers and firmware included in the Product and any other software which may be listed on Figure A-1 and A-2.

1.11 "SOFTWARE FEATURE OPTION(S)" means an optional feature for Object Code Software, as available from time to time, which enables special attributes and/or provides additional functionality, and which will be delivered to EMC upon receipt of its purchase order and payment of an additional license fee, if applicable.

1.12 "SPARES" means all parts, components or Field Replaceable Units (FRUs) of Products used for maintaining installed Products which are generally made available by McDATA for separate sale.

1.13     "EC-1000" [*]

1.14     "EC-1100" [*]


2.       TERM AND TERMINATION.

2.1 Subject to the provisions of sub-Sections 2.2, 2.3, 2.4 and 2.5 below, the initial term of this Agreement shall be for a period of five (5) years from the Effective Date. Either party shall have the option to extend this Agreement for successive periods of one (1) year each on ninety (90) days prior written notice to the other party, subject to negotiated modification, if any, to this Agreement.

2.2 EMC may terminate this Agreement at any time, without cause, by giving McDATA at least [*] prior written notice. Termination of this Agreement will not relieve the parties of any obligations incurred prior to the date of termination.

2.3 In addition to the termination rights specified in sub-Section 2.2, above, either party may immediately terminate this Agreement upon written notice if the other party:

         2.3.1 becomes insolvent or bankrupt, files or has filed against it a petition in bankruptcy, or undergoes a reorganization pursuant to a petition in bankruptcy filed with respect to it; or

         2.3.2 is dissolved or liquidated, or has a petition for dissolution or liquidation filed with respect to it; or

         2.3.3 is subject to property attachment, court injunction, or court order which substantially and negatively affects its operations; or

         2.3.4 makes an assignment for the benefit of creditors; or

         2.3.5 ceases to function as a going concern or to conduct its operations in the normal course of business.

2.4 Either party may immediately terminate this Agreement upon written notice if the other party fails to perform any of the material obligations imposed upon it under the terms of this Agreement so as to be in default hereunder and fails to cure such default within thirty (30) days after receiving written notice thereof.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

2.5 During the notice period under 2.1 or 2.2, EMC may issue additional purchase orders with deliveries to be scheduled not later than [*].

3.       SCOPE AND TERRITORY OF AGREEMENT.

         3.1 McDATA agrees to sell Products and product support to EMC in accordance with the terms and conditions of this Agreement. This Agreement is non-exclusive and the parties may enter into similar agreements with other parties. EMC shall not be obligated to purchase any Products or product support from McDATA hereunder.

         3.2 EMC is authorized to market the Products and sublicense the Software directly or through Resellers worldwide.


4.       INTELLECTUAL PROPERTY RIGHTS.

         4.1 Subject to Section 4.2, McDATA grants EMC all appropriate rights and licenses worldwide, at no additional charge beyond its price for the Products, under McDATA's applicable patents, copyrights and other intellectual property rights, as necessary for EMC to use, market, promote, lease, sell and distribute both directly and through third parties provided EMC and such third parties have entered into written agreements with terms and conditions providing that the Software may only be distributed in object code form pursuant to written license terms (which may be incorporated into EMC's or third parties' own license agreement) under which each End-user Customer agrees (a) to operate and use the Software for its own internal business purposes, in the form of object code only, without the right to further license or sublicense, (b) not to reverse assemble, reverse compile, or reverse engineer the Software in whole or in part, except as specifically permitted by law, and (c) to require its employees and consultants, by a suitable agreement, to abide by these license restrictions, evaluate, test, demonstrate, support, maintain, repair and upgrade the Product as provided under this Agreement. Except as expressly herein stated, no other license is granted to EMC.

4.2      SOFTWARE LICENSE.

                  4.2.1 McDATA hereby grants to EMC a non-exclusive, worldwide, revocable (except as expressly provided in Section 4.2.4), royalty-free right and license, under all copyrights, patents, patent applications, trade secrets and other necessary intellectual property rights of McDATA, to (i) use, execute, and display Software of McDATA used in the operation and support of the Product, including upgrades, updates, bug fixes or modified versions or backup copies of the same, in object code form, in conjunction with, or for use with Products,
(ii) distribute or license the Software, in object code form, as part of, in conjunction with, or for use with Products sold or leased by EMC to End User Customers, and (iii) authorize, license and sublicense third parties to do any, some, or all of the foregoing provided EMC and such third parties have entered into written agreements with terms and conditions providing that the Software may only be distributed

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

in object code form pursuant to written license terms (which may be incorporated into EMC's or third parties' own license agreement) under which each End User Customer agrees (a) to operate and use the Software for its own internal business purposes, in the form of object code only, without the right to further license or sublicense, (b) not to reverse assemble, reverse compile, or reverse engineer the Software in whole or in part, except as specifically permitted by law, and (c) to require its employees and consultants, by a suitable agreement, to abide by these license restrictions. EMC shall distribute the Software to End User Customers pursuant to EMC's end user license agreement, attached hereto as Exhibit F, as updated by EMC from time to time.

                  4.2.2 Neither EMC nor EMC's Resellers shall have the right to
(i) modify or adapt the Software for other products or create derivative works of the Software, (ii) decompile, reverse engineer, or disassemble the Software for purposes of designing similar products, or (iii) use or distribute the Software other than in connection with the use or distribution of the Products.

                  4.2.3 EMC agrees that the foregoing licenses do not grant any title or other right of ownership to the Software and that McDATA owns and shall continue to own all right, title and interest in and to the Software.

                  4.2.4 Upon any termination or expiration of this Agreement, EMC's rights set forth in this Section 4.2 shall terminate except as follows:
(i) End Users shall be permitted continued use of the Software in conjunction with the operation of the Products so long as they are not in breach of an end user license agreement substantially similar to EMC's end user license agreement attached hereto as Exhibit F, and (ii) EMC shall retain a nonexclusive, worldwide license to use and execute the then-current version of the Software internally (in object code form only) for the sole purpose of assisting End Users with the maintenance of the Products purchased from EMC.

         4.3 Except as otherwise specified in a written agreement between EMC and McDATA, As between EMC and McDATA, the rights in the Products are and will remain the sole and exclusive property of McDATA and its vendors, if any, whether the Products are separate or combined with any other products. Unless otherwise limited by such written agreement, McDATA's rights under this Section, will include, but not be limited to (i) all copies of the Software for the Products, in whole or in part; (ii) all intellectual property rights in the Products; and (iii) all modifications to, and derivative works based upon the Products.

         4.4 EMC hereby grants to McDATA, and McDATA hereby accepts a royalty-free, personal, worldwide, non-exclusive, non-transferable right and license to use those EMC marks designated by EMC solely on Product and collateral materials provided to EMC or on behalf of EMC. McDATA shall use EMC, the EMC logo, EMC's brand name for the Product, and any other EMC mark only during the term of this Agreement, only in connection with its manufacture, distribution and support of the Product for EMC in accordance with the terms of this Agreement, and only in accordance with EMC's written guidelines for such usage. McDATA shall not use any such EMC marks in connection with any business conducted by McDATA other than dealings with the Products in accordance with the terms of this Agreement. McDATA agrees that its use of the EMC marks shall not create in its favor any right, title or interest therein and acknowledges EMC's exclusive right, title and interest thereto. McDATA agrees that it will not use, without EMC's prior written consent, any mark which is likely to be similar to or confused with any of EMC's trademarks.

5.       CREDIT AND PAYMENT TERMS.

5.1 PAYMENT. Terms of payment are [*]. Payment of an invoice shall not constitute or imply acceptance of the Product or relieve McDATA of any obligations assumed under this Agreement, nor prevent EMC from asserting any other rights it may have under this Agreement. Each Product shipment shall be invoiced by McDATA upon shipment, and paid for by EMC when due, without regard to other scheduled deliveries. All prices and fees described in this Agreement are in United States dollars and all payments hereunder shall be made in United States Dollars (i) by electronic wire transfer for international shipments, or
(ii) by electronic wire transfer or check for domestic shipments.


6. TITLE AND RISK OF LOSS. Except as set forth in Section 4.2.3 with regard to title to the Software, title to Products purchased by EMC and the risk of loss or damage in the goods shall pass to EMC upon shipment.


7.       FORECASTS, ORDERS, AND DELIVERY.

7.1 FORECASTS. Within [*] EMC will give McDATA a forecast in writing of its projected purchases of Products and Spares for the [*] quantities are to be identified by [*] . One or before the [*] thereafter, EMC will provide McDATA with an updated forecast covering the projected purchases of Products and Spares for the subsequent [*] period. Forecasts are EMC's good faith estimates of intended total purchases of Products, and are not commitments to buy. Any commitments to buy are only valid upon EMC's issuance of purchase orders as defined in Section 7.2 below.

7.2      PURCHASE ORDERS.

         7.2.1 Purchase Order Content, Lead-Time, Rescheduling and Cancellation. EMC shall, from time to time, release purchase orders to McDATA for Products and Spares based on its forecasted requirements. Purchase orders are EMC's commitments to buy Products and Spares from McDATA. Such purchase orders shall be in writing and identify quantity, model, EMC part number, shipping destination, carrier, and shipment dates and prices.

EMC reserves the right, subject to the provisions of Section 7.2.7 herein, to submit purchase change orders specifying changes in the original configuration of any Product(s) or the ship to address stated on such purchase order.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

In the event EMC has submitted a purchase order for Products or Spares in accordance with the terms hereof, and McDATA fails to ship or ships late such Products or Spares, or partial shipments thereof, EMC may cancel or reschedule such purchase order, or portion thereof, with no penalties.

Product lead-time shall be no more than [*] from receipt of EMC's purchase order until shipment by McDATA to EMC.

         7.2.2 Reschedule/Push-Out. EMC shall have the right and ability to reschedule any purchase order with no less than [*] notice [*]. The reschedule of delivery will be a maximum of [*]. All notices of changes will be communicated in writing or in some other communication acceptable to the parties.

         7.2.3 Reschedule/Upside. EMC and McDATA shall mutually agree on upside quantities and reasonable buffer stock amounts to be available for delivery to EMC at the end of each calendar quarter as part of the forecasting process. Upside will be released [*] unless committed to with firm released orders as referenced in section 7.2.1.

         7.2.4 EMC shall have the right to cancel delivery for any purchase order without McDATA's consent, provided however, that McDATA must be notified in writing of the cancellation at least [*]. In the event EMC cancels an order more than [*] without re-booking a net new incremental order of the same or greater quantity for delivery within ninety (90) days of the originally scheduled delivery date, EMC shall be liable for the EMC unique material in McDATA's pipeline as required to support EMC's forecast and purchase orders. McDATA shall use commercially reasonable efforts to mitigate EMC's liabilities for said unique material. If EMC cancels an order inside thirty (30) days of the scheduled delivery date, EMC shall be liable for the full purchase price of the cancelled Product.

         7.2.5 Purchase Order Quantities in Excess of Forecast Quantities. If any purchase order released by EMC specifies a quantity of Products in excess of the quantity defined in the current forecast document, McDATA shall not be obligated to deliver the excess quantity within the time period specified on EMC's purchase order; however, McDATA shall use its best efforts to do so.

         7.2.6 EMC may transmit purchase orders by facsimile. Orders are considered binding upon receipt by McDATA of said facsimile, subject to acceptance as set forth in 7.3 below.

         7.2.7 Change Orders; Configuration Changes. For purpose of this Agreement, a change order is EMC's notification to McDATA to release Product to the Customer specified on the change order. McDATA agrees to receive EMC's purchase change orders specifying changes in the configuration of any Product at any time prior [*] from the scheduled date of shipment, and McDATA agrees to use its best efforts to accommodate such change order, provided such change orders do not reflect quantities in excess of the amounts ordered on the then-current purchase orders In the event EMC's purchase change orders specify changes in the configuration, and such

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

changes require quantities which are outside the then-current purchase order, McDATA agrees to accommodate such changes and ship such Product on [*] within [*] of such purchase change orders. McDATA agrees to receive EMC's purchase change orders specifying changes in ship to address for any Product at any time prior to [*] and provided all export documentation which is required to be supplied by EMC is available on a timely basis, McDATA agrees to accommodate such change order. In the event McDATA cannot satisfy any such change order without impacting scheduled delivery, it will apprise EMC of the possibility of a delay and of the revised ship date within [*] of its receipt of such Purchase Change Order such that EMC can manage the situation with its customer.

7.3 ACCEPTANCE OF PURCHASE ORDERS. Purchase orders shall be considered as accepted by McDATA unless McDATA provides EMC with written notice of any discrepancy or the reason for rejection within [*] after receipt of such purchase order. Unless EMC is in material breach of this Agreement, McDATA shall not reject any purchase order which complies with the terms of this Agreement. All such purchase orders shall be governed by the terms and conditions of this Agreement, and none of the terms or conditions of EMC's purchase order or McDATA's acceptance shall be applicable if they are in conflict with the terms or conditions of this Agreement.

7.4      SPARES.

         7.4.1 Spare Parts Orders. EMC has full responsibility for stocking Spares at levels sufficient to satisfy its Reseller and End User Customer requirements. As outlined in McDATA's Spares, Repair and Upgrade Catalog, Spares to support Products currently in production may be ordered from 8:00 to 5:00 MT in two ways: "Normal Spares" and "Emergency Spares". Subject to EMC providing McDATA a forecast for Spares, orders for Normal Spares shall be placed by EMC [*]. In the event EMC submits purchase orders for Normal Spares which are outside the then-current forecast, McDATA agrees to accommodate such changes and ship such Spares [*]. In the event EMC requires a shorter lead time than [*] McDATA will [*] first satisfy such requirement [*]. If McDATA is unable to satisfy the shorter lead time requirement for such Spares order from [*] McDATA shall satisfy such Spares order with Emergency Spares [*]. McDATA shall [*] to ship orders for Emergency Spares [*]. Spares to support discontinued Products shall be handled in accordance with the provisions of the applicable Product discontinuance notice.

         7.4.2 Other Vendors. Nothing contained herein shall prohibit EMC from purchasing Spares or replacement parts from any other vendor, provided, however, that McDATA shall have no warranty responsibility with respect to such Spares purchased from any other vendor. This Agreement does not grant EMC a license to purchase Spares which infringe any of McDATA's patent or other intellectual property rights. Except as to Product failures caused by defective Spares acquired from sources other than McDATA, the purchase and use by EMC of such Spares or expendables (fuses and diskettes) acquired from sources other than McDATA shall not affect McDATA's warranty responsibility for the affected Products.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

7.5 SHIPMENT/DELIVERY AND EXPORT/IMPORT. After appropriate export and import licenses are secured by McDATA, each item of Product sold hereunder will be shipped FOB McDATA's Dock, Broomfield, CO. EMC may specify the type of conveyance and/or carrier for shipment. EMC shall also specify in writing, at least thirty (30) calendar days prior to the requested delivery date of such Products, the location to which the Products are to be shipped.

As used in this Agreement, shipment and delivery are synonymous. For purposes of this Agreement, shipment and delivery occur upon delivery of Products by McDATA at McDATA's factory to the common carrier specified by EMC.

McDATA will provide the following information about its Product in writing within two weeks of receiving a written request from EMC: i) country of origin;
ii) NAFTA preference criteria; (if applicable) iii) harmonized scheduled tariff classification number, and iv) export commerce control number ("ECCN"). Upon EMC's request, McDATA, at its expense, will prepare all international shipping documentation, including commercial invoice, NAFTA certificate, Shipper's Letter of Instruction, Shipper's Export Declaration and any other necessary documentation, for any international shipments of Product to be made by or on behalf of EMC, provided the Product can be shipped to the requested destination under a General License, validated license or other license under the U.S. Export Administration Regulations. If a validated or other specific prior license is required under the U.S. Export Administration Regulations, EMC shall, on McDATA's request provide sufficient information concerning the destination and intended use for McDATA to obtain the export licenses and other export documentation required. McDATA shall not be required to ship any product to any embargoed countries under the export control regulations of the United States. In addition, McDATA will identify in Exhibit H any countries to which Product may not be exported under any form of license under the U.S. Export Administration Regulations, and shall update such Exhibit on EMC's request. EMC shall not export or reexport any Product to any such country or countries.

Time and rate of delivery are of the essence of this Agreement. The delivery dates shall be those specified in each purchase order issued under this Agreement Shipments will be considered on time if they are made no more than three (3) business days earlier or no days later than the shipment date specified in the EMC purchase order. If EMC agrees to take partial shipments of any order, each such partial shipment shall be deemed a separate sale.

If McDATA anticipates or becomes aware that it will not supply the Product on the shipment date stated on the purchase order, for any reason to include but not be limited to material shortage, process changes, capacity limitations or causes due to common carriers, McDATA shall notify EMC immediately after McDATA has knowledge of the situation. The notification may be communicated by facsimile, telephone, electronic mail or any other method agreed to by the parties, provided that McDATA shall obtain EMC's actual acknowledgment of the notice of anticipated delay. McDATA and EMC will jointly develop alternatives to resolve any late shipment of the Product, including use of premium routing. [*]. If McDATA is unable to ship the Product on the ship date stated on the purchase order, through no fault of EMC, EMC's exclusive

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

remedy is for [*]. In the event McDATA has an allocation situation, McDATA shall use an allocation formula for EMC [*].


8. PRODUCTS. McDATA agrees to sell to EMC the Products listed in Figure A-1 and A-2 of Exhibit A of this Agreement, as it may be amended from time-to-time, at the prices specified in Figure A-1 and A-2 of Exhibit A, and under the terms specified in this Agreement. These prices are the maximum prices and will not increase during the term of this agreement with the exception of any agreed to increases pursuant to section 8.7.

8.1      PROCESS CHANGES.

                  Changes to McDATA's controlled manufacturing or repair processes may be periodically reviewed by EMC, and any significant changes [*] or the type of stress testing performed will be mutually agreed to in advance by McDATA and EMC. Quality information on field and process performance will be furnished to EMC on a monthly or quarterly basis.

8.2      PRODUCT DESIGN CHANGES AND FIELD MODIFICATION ORDERS.

         8.2.1 Design Changes. In the event McDATA proposes a change to the Products or Software which affects the form, fit or function of the Products and such change will be implemented for all of McDATA's customers purchasing similar products with similar specifications from McDATA, or if such change would directly affect any EMC custom features, McDATA agrees to provide EMC prior notification of such change, and give EMC an opportunity to comment on and approve such change. On such notice, McDATA will state a date by which EMC's comment and approval are required; such date shall be a minimum of [*] from the date of such notice. If EMC has not responded on or before that date, McDATA will assume EMC has no comments and approves such change, and will proceed with the change process. If the changes proposed by McDATA in EMC's sole opinion necessitate evaluation by EMC of compatibility with EMC's systems and/or specifications, McDATA, upon EMC's request, shall provide EMC with an agreed upon amount of evaluation products, parts or designs which incorporate the proposed changes. EMC shall have the right to accept, reject or mutually agree to an alternate plan for McDATA's proposed changes and will inform McDATA of its approval or rejection of those changes in writing within [*] from the receipt of the evaluation products, parts or designs provided to EMC, or [*] of EMC's receipt of notice of such changes, whichever is later. In any event, EMC's approval shall not be unreasonably withheld. If EMC rejects the changes, EMC may require McDATA to continue supplying the unaltered Product or to provide EMC with opportunities for a last time buy of the unaltered Product. For changes accepted by EMC, McDATA will make field change kits necessary to install such changes available to EMC within [*] after receipt of EMC's request for the kits. Kits for Products may be purchased by EMC at McDATA's then current charge. McDATA will incorporate changes accepted by EMC into Product on EMC's open purchase orders and into Product going through McDATA's repair process at no charge.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

McDATA shall have the right to make any other design changes to the Products which do not affect the form, fit or function and do not affect an EMC custom feature at any time prior to shipment. EMC shall have the right to review any such change to ensure that such change does not affect the form, fit or function of the Products.

         8.2.2 Field Modification Orders. To the extent that McDATA determines that any Product in the field requires modification, and that such Product is retrofitable, McDATA shall supply EMC with Field Modification Order (FMO) kits for changes. Each FMO kit will include the necessary parts, instructions, and documentation to assist EMC in the proper installation of such FMO kits. There shall be no charge to EMC for Mandatory Change FMO kits; pricing for EMC Initiated Change FMO kits shall be announced. Installation of such FMO kits shall be EMC's responsibility.

If McDATA determines that a Mandatory Change shall be incorporated into some or all previously shipped units and if such change is not retrofitable, McDATA agrees, at its expense and option, to either rework or replace each non-conforming FRU previously delivered to EMC; however, EMC is responsible for removing and returning to McDATA each such non-conforming FRU (using the procedures outlined in McDATA's "Spares, Repairs and Upgrade Catalog"), and reinstalling the reworked or replaced unit.

         In the event such Mandatory Change is required for safety reasons, the parties agree to discuss in good faith reimbursing a portion of EMC's costs for replacing such non-conforming FRUs. The parties will mutually agree on the time required to complete installation of such safety-related Mandatory Change, and McDATA's reimbursement to EMC will be the above agreed upon time at EMC's then-current internal service rate.

         8.2.3 Obsoleted Spares. In the event that McDATA shall have obsoleted through Mandatory Changes any Spares, EMC shall have the right to return and receive full credit for any inventory of such Spares. McDATA agrees to accept [*] any such Spares provided the obsoleted Spares have not been damaged or subjected to misuse and are returned to McDATA, in substantially the same condition as received by EMC, [*] after date of notice from McDATA pursuant to
Section 8.2.1 hereof.

         8.2.4 Change Information. McDATA shall supply EMC on a quarterly basis a summary of all applicable engineering change orders (ECOs) issued by McDATA during the preceding period which affect the Products.

8.3 MOST FAVORED NATIONS. If McDATA makes generally available any new or improved product, McDATA agrees to give EMC the right to purchase such new model, options, features or improvements under the terms and conditions of this Agreement, at prices mutually agreed to by McDATA and EMC in accordance with the terms of this Agreement.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

         8.3.1 Unless EMC specifically rejects such changes, each version of the Product will possess at least the same features and functions, if not more, than are offered by McDATA in the Product or similar standard product offered by McDATA for the same server/host environment. Unless EMC specifically rejects such changes, McDATA shall introduce all new non-exclusive features or functions for the Product [*] the [*] in [*] for that [*].

         8.3.2 McDATA agrees to offer to sell all generally available product features and functions to EMC as early as it does to any of its other customers. McDATA warrants to EMC that the prices offered for such product do not exceed those offered to other customers purchasing products similar or identical to the products in like or lesser quantities and upon similar terms and conditions. If during the term of this Agreement McDATA sells such similar products, for lower prices or under pricing terms to any other customer(s) which are more favorable than the terms provided to EMC hereunder, thereupon and thereafter EMC shall, with regard to deliveries after the date of such sale, be offered the benefit of such lower prices or other such pricing terms under the same terms and conditions of said other customer(s). McDATA agrees to notify EMC of such lower prices or other such pricing terms [*] after the sale to another customer. EMC shall have the right to request an independent audit regarding the subject matter of this section 8.3.

8.4      LABELING AND REGULATORY COMPLIANCE.

         8.4.1 All Product shall be packaged, marked and otherwise prepared in accordance with applicable specifications provided to McDATA from time to time, all applicable government regulations as attached in Exhibit H, which may be amended by mutual agreement from time to time, and if none are specified or required, with good commercial practices to obtain lowest transportation rates while maintaining the safety of the Product. All Product shall be private labeled in accordance with EMC branding instructions as outlined in Exhibit J. Packaging for export shipments from the United States may also be subject to specific instructions. McDATA will notify EMC of any charges incurred by McDATA for such export shipments prior to invoicing EMC for these charges.

         8.4.2 McDATA will provide the following information about its Product in writing within two weeks of receiving a written request from EMC: i) country of origin; ii) NAFTA preference criteria; iii) harmonized scheduled tariff classification number, and; iv) export commerce control number ("ECCN"). McDATA, will prepare all international shipping documentation, including commercial invoice, NAFTA certificate, Shipper's Letter of Instruction, Shipper's Export Declaration and any other necessary documentation, for international shipments upon request from EMC.

         8.4.3 EMC Modification. EMC represents that in no event shall EMC alter any Product in any way to modify the performance characteristics of that Product without the prior written permission of McDATA. The appropriate identification labels, regulatory agency marks and verification of FCC Class A Compliance or the licensed agency number are indicated on the Products at the time of shipment. EMC shall not modify any regulatory agency marks or labels

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

affixed to the Products by McDATA. McDATA hereby disclaims any liability for the possession, use, resale, or operation of any Products which, as a result of an alteration by EMC or any third party (unless such third party is a McDATA authorized third party service provider), affects its compliance with the applicable regulations and/or requirements as stated above.

8.5 PRODUCT DISCONTINUANCE. McDATA reserves the right to discontinue Products by notifying EMC in writing [*] prior to the discontinuance date, subject to a mutually agreed upon end of life plan. Prior to such discontinuance date, EMC may place with McDATA a final binding purchase order for such discontinued Product. Such final binding purchase order may specify that the requested Products be shipped to EMC or EMC's Customers [*].

8.6 MARKET EXCLUSIVITY. EMC shall have exclusive marketing and distribution rights to the [*] and its successors. [*]

8.7 REVIEWS. Either party hereto may request at any time, but not more often than once each quarter following EMC's General Availability, a meeting to discuss significant changes in market conditions, technology, business circumstances, product cost or volume considerations, or other relevant factors and the other party agrees to meet as soon as practicable with the requesting party to negotiate in good faith product price or quantity adjustments. The parties agree that minutes from said meetings shall be provided to the senior management of each company for review, and that any product price or quantity adjustments agreed to in such meetings will become effective only after being confirmed in a writing signed by both parties.


9.       WARRANTY

9.1 PRODUCT WARRANTY. McDATA warrants that the Products (except Object Code Software) purchased will, under normal use and service, conform to Product specifications at the time of shipment and be free from defects in material and workmanship for [*] from the date of shipment.

McDATA will, as mutually agreed upon and without charge to EMC, promptly repair or replace, any Product which is determined to be defective and which is returned to McDATA within this warranty period, provided the Product has not been damaged, subjected to misuse, altered, improperly repaired or maintained by EMC or third parties in a manner which McDATA reasonably determines to have adversely affected performance or reliability. McDATA's liability hereunder is limited to the indemnification under Section 11.3 and the repair or replacement of the defective Product, and if neither repair nor replacement is possible, a refund of the monies paid for such non-conforming Product, and does not include any labor related to the removal and/or subsequent reinstallation thereof. McDATA agrees that if a FRU under warranty is returned by EMC to McDATA three
(3) times, McDATA shall replace such FRU. Details of McDATA's policies regarding the repair or replacement of warranty returns will be reviewed and negotiated in good faith by the parties hereto. McDATA shall provide EMC a quarterly report by serial number of the FRUs that have been returned to McDATA three (3) times. EMC shall have the right to

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

audit such report. Product may consist in part of used components which are warranted as equivalent to new when used in the Product.

As mutually agreed upon, returns to McDATA will be transacted for credit only or credit and replacement will be delivered at no charge to McDATA; returns to EMC will be delivered at no charge to EMC.

The above warranty extends solely to EMC (and shall not be transferred or assigned in any manner) and all warranty claims must be generated by EMC. Repair or replacement of component parts by McDATA shall not extend or decrease the Product warranty.

9.2 SOFTWARE WARRANTY. McDATA warrants that the licensed Object Code Software will, under normal use and service, substantially conform to Product Specifications and be free from defects in material and workmanship for ninety
(90) calendar days from the date of first production of any version.

McDATA's sole obligation under this warranty shall be to repair or replace any defective Object Code Software media and/or to remedy any non-conformance of the Object Code Software to enable it to materially conform to the functional specifications set forth in its applicable documentation, and if neither is possible, a refund of the monies paid for such non-conforming Product, and the indemnification under Section 11.3.

This warranty is only effective when the Object Code Software is used on or in conjunction with the Product(s) to which it relates. Further, the warranties are contingent upon proper use of the Object Code Software by EMC or EMC's Customers, and will not apply if the Object Code Software has been modified without the prior written consent of McDATA. McDATA makes no warranty that use of the Object Code Software will be uninterrupted or error-free.

9.3 TITLE WARRANTY. Except as set forth in Section 4.2.3 with regard to title to the Software, McDATA warrants that EMC shall receive good title to all Products delivered to EMC under this Agreement free and clear of all liens, encumbrances or other claims, and in performing under this Agreement McDATA shall, and each Product delivered under this Agreement shall, comply with all applicable country, state and local, laws, statutes, ordinances, rules, regulations and codes. McDATA further warrants that each Product when shipped has been, and will continue to be regulatory compliant as detailed in Exhibit H and the applicable Product specifications. Each Product shall bear appropriate labels indicating compliance with these requirements. McDATA's sole obligation and EMC's sole remedy for breach shall be repair or replacement of non-conforming Product, at EMC's option, and if neither is possible, a refund of the monies paid for such non-conforming Product and the indemnification under
Section 11.3.

9.4 DISCLAIMER. THE WARRANTIES AND CONDITIONS SET FORTH HEREIN AND THE OBLIGATIONS AND LIABILITIES OF McDATA HEREUNDER ARE IN LIEU OF, AND EMC HEREBY WAIVES, ALL OTHER EXPRESS OR IMPLIED WARRANTIES AND

CONDITIONS, INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE

Except as specifically authorized in this Agreement, each party acknowledges and agrees that it will not make any representations or warranties on behalf of the other.

9.5 MARKETING RIGHTS WARRANTY. McDATA hereby warrants that it has the unrestricted worldwide right to manufacture, transfer, sell, and/or deliver to EMC the Products purchased hereunder. Further, McDATA agrees that it will not assume or assert any restriction which would prevent the EMC and its Resellers from using and marketing such Products anywhere in the world.

9.6 EPIDEMIC DEFECTS. McDATA will repair or replace, at no charge to EMC, any epidemic defects found to exist in the Products at any time prior to [*] (Epidemic Failure Period). For purposes of this Agreement, epidemic defects shall mean a defect rate of [*] or more occurring with the same Product or related products for the same root cause over any consecutive [*] day period (Epidemic Defects). In the event McDATA's Products failure rate exceeds the Epidemic Defects during the Epidemic Failure Period, EMC has the option of having McDATA, at McDATA's expense: (a) sort, screen, repair and/or replace EMC's Product, including installed Products, Products pending installation, and Spares which are subject to such failure; and (b) conduct a thorough investigation into the failure's root cause, and with EMC's concurrence, implement corrective action. The parties will mutually agree with EMC on the time required to complete servicing/correcting such Products, and McDATA's reimbursement to EMC will be the above agreed upon time at EMC's then-current internal service rate.

9.7 PLUG AND PLAY FAILURES. In the event a Product fails within [*] of installation (Plug and Play Failure), provided such Product is within the warranty provisions herein, EMC's technical support personnel will work with EMC's Product Support Engineers (trained on the McDATA Products) and McDATA to attempt to remedy such technical difficulty or replace the failed part with one of EMC's Spares and return the failed part to McDATA. Upon return of the failed part, McDATA will analyze the Plug and Play Failure, and repair or replace such part in accordance with the terms outlined in Section 9.1 or 9.2 and fix the root cause of such failure, and develop a mutually agreeable cure plan. A Plug and Play Defect is hereby defined as (i) a Product that fails at the time of installation; or (ii) a defect resulting from incompleteness in fulfilling a purchase order which is detected at the time of installation; or (iii) a defect in the accuracy in fulfilling a purchase order which is discovered at the time of installation.

(a) In the event a Plug and Play Defect in a Product is detected, and such Product is within the warranty provisions herein, EMC's technical support personnel will work with McDATA to attempt to remedy such technical difficulty or replace the failed part with one of EMC's Spares and return the failed part to McDATA. Upon return of the failed part, McDATA will analyze the Plug and Play Defect, and repair or replace such part in accordance with the terms outlined in
Section 9.1 or 9.2, and fix the root cause of such failure, and develop a mutually agreeable cure plan.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

(b) In the event a Plug and Play Defect is detected which results from the incompleteness or inaccuracy in fulfilling a purchase order, EMC will report the defect to McDATA, and McDATA will cure the defect, and will analyze the defect, identify the cause of the incompleteness or inaccuracy, and develop a plan to fix the cause.


10.      TECHNICAL SUPPORT, REPAIRS, AND TRAINING.

10.1 TRAINING. McDATA shall provide [*] instructor level training course for EMC personnel per each major functional release during the term of this Agreement. Subsequent courses will be provided at McDATA's then-current rate. Such training shall commence on the date specified by EMC provided that EMC gives McDATA at least thirty (30) days prior written notice. The course shall cover in detail, the Software, the installation, adjustment, operation, and maintenance of each Product. Subsequent to this initial training, McDATA shall provide [*] course focused on the Software and functionality revisions between each of McDATA's major operating system (OS) releases (i.e. 2.x vs. 3.x). Each class shall accommodate up to [*] of EMC's employees and shall be conducted in Colorado. McDATA shall provide hard copies of the course outline, training guides, and all other necessary materials for each Product to each trainee and one electronic copy in addition to a hard copy to EMC. McDATA shall also provide EMC with [*] of instructor training aids, in both hard copy and electronic forms, used by McDATA for each course during each class, provided at least one of EMC's attendees is a trainer. EMC shall have the right to reproduce and distribute copies of all training materials and related documents, under EMC's name, solely to internal trainees in training courses offered by EMC solely in conjunction with EMC's or EMC's authorized resellers' sale, service and support of the Product. Such training courses shall be offered at McDATA's then-current rates. EMC shall not have the right to modify this material other than to change the name and logo. EMC shall provide a reasonable quantity of appropriate Products for use as training aids when classes are conducted at EMC's facility.

10.2 TECHNICAL SUPPORT TERMS. Additional terms and conditions governing technical support by McDATA and/or EMC, repairs and training are set forth in and attached hereto as Exhibit C, D and E.

10.3 BETA UNITS. McDATA will provide EMC [*] beta units of each new hardware release of the Product(s) for evaluation, testing, demonstration, support and other non-production corporate purposes for which McDATA [*]. [*] EMC and McDATA will mutually agree [*] to enable EMC to obtain additional beta units. [*], with the understanding that McDATA will upgrade/re-certify such Product [*] to EMC. [*]. EMC is not responsible for any type of testing, certification or quality assurance for the Product.

11.      INDEMNIFICATIONS.

11.1 McDATA agrees to indemnify, defend and hold EMC harmless from any and all claims, demands, suits, actions, judgements, damages, liabilities, costs and expenses (including reasonable

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

attorney's fees and costs) arising from any third party claims brought or awarded against EMC that Products infringe any patent or copyright, or trade secret, provided EMC promptly notifies McDATA in writing of the claim, and grants to McDATA the sole control of the defense of any action and all negotiations for settlement and compromise, but provided that EMC's consent is required for any settlement that calls for payments in excess of the liability cap specified in Section 15, such consent not to be unreasonably withheld. EMC is entitled to be represented in any such action by its own attorneys at its own expense. McDATA shall not be liable for any claim of infringement to the extent that it is based upon any Product or Software which is altered or modified without McDATA's authorization.

In the event the Products become, or in McDATA's opinion are likely to become, the subject of an infringement, McDATA shall have the right, at its option and expense, to (i) obtain the rights to continued use of such Product, or (ii) replace or modify the Product so that it is no longer infringing, or (iii) refund to EMC the price paid for the Product less a reasonable amount for use, damage or obsolescence in accordance with a straight-line depreciation schedule over a five (5) year life.

The foregoing remedies are the sole remedies for infringement of any intellectual property rights.

11.2 EMC agrees to indemnify, defend and hold McDATA harmless from any and all claims, demands, suits, actions, judgements, damages, liabilities, costs and expenses (including reasonable attorney's fee's and costs) arising from any third party claim brought or awarded against McDATA as a result of any claim, judgment or adjudication against McDATA to the extent based upon any material breach of this Agreement or misrepresentation by EMC in conducting its activities under this Agreement, including without limitation any claims relating to the modification of the Products by EMC or by third parties that modified the performance or contents of the Products, or to the sale or distribution of non-McDATA goods or services in conjunction with the Products, provided that McDATA promptly notifies EMC in writing of the claim, and grants to EMC the sole control of the defense of any action and all negotiations for settlement and compromise, but provided that McDATA's consent is required for any settlement that calls for payments in excess of the liability cap specified in Section 15, such consent not to be unreasonably withheld. McDATA is entitled to be represented in any such action by its own attorneys at its own expense.

11.3 McDATA shall indemnify and defend EMC against all claims, suits, losses, expenses and liabilities arising from any third party claim brought against EMC alleging bodily injury, personal injury, death, and property damage directly caused by the failure of any Product to conform to its specification or to any applicable laws or regulations or through the negligence of McDATA or any person for whose actions McDATA is legally liable, provided that, in either case
(i) EMC has notified McDATA promptly in writing of any such claims, (ii) McDATA shall have sole control of the defense of such claims and all negotiations for its settlement and compromise, provided that EMC's consent is required for any settlement that calls for payments in excess of the liability cap specified in
Section 15, such consent not to be unreasonably withheld and (iii) EMC shall reasonably cooperate with McDATA in the defense or settlement of such claims. EMC is entitled to be represented in any such action by its own attorneys at its own expense. McDATA shall carry and maintain Workman's Compensation and general liability insurance coverage to satisfactorily cover McDATA's obligations under this Section.

McDATA shall not be liable for any claims under Section 11.3 to the extent that they are based upon any Product that has been damaged, submitted to misuse, altered, improperly installed, repaired or maintained by EMC or third parties in a manner which McDATA reasonably determines to have adversely affected performance or reliability.


12. PRODUCT DOCUMENTATION AND SOFTWARE MEDIA REPRODUCTION, MODIFICATION, AND DISTRIBUTION RIGHTS.

12.1 McDATA hereby agrees that it will prepare for EMC a customized version of McDATA's standard documentation for the Products. Such documentation will include planning, installation and operation, service and user guides, as appropriate. McDATA retains ownership of such McDATA-customized documentation. However, EMC shall have all right, title, and interest in, and sole liability for, any portion of the altered Product Documentation prepared by EMC. Any costs associated with the preparation of the McDATA-customized Product documentation are set forth in Exhibit A of this Agreement.

12.2 McDATA shall provide EMC with master copies of the Software in electronic form and the documentation in both hard copy and electronic form. Except as otherwise provided in Exhibit A hereof, and subject to the retention of all copyright notices and/or confidentiality legends, EMC shall have the right to copy any McDATA-supplied or McDATA-customized Product documentation and Software media for use internally by its employees and Resellers and for publicity and training purposes. EMC shall have the right to reproduce such Product documentation and Software from the masters supplied to it by McDATA. EMC shall provide McDATA with a copy of such reproduced Product documentation and Software media for verification, and McDATA agrees to perform such verification on the first version of any release within [*] business days of receipt of such reproduction(s). Further, EMC shall have the right to reproduce and distribute such Product documentation and software media to its Resellers and End User Customers. Such license shall continue during the term of this Agreement and for [*] years after the date of last shipment by EMC of the Products purchased under this Agreement. McDATA shall provide EMC with all updates and changes to such documentation as they become available to McDATA.

13.      IDENTIFICATION OF PRODUCTS AND TRADEMARK RIGHTS.

13.1 IDENTIFICATION OF PRODUCTS. McDATA and EMC hereby agree that Products sold hereunder will be labeled and marketed by EMC under EMC's trademarks. McDATA shall have the right to affix and EMC shall not remove or cover over a nameplate indicating model number, serial number, patent number and/or patent pending legends, and any other markings which may be

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

required by law or by regulatory agencies. McDATA and EMC agree that, in sales promotions, advertising literature and any other public references, McDATA and EMC will identify such Products as EMC's Products.

13.2 OPERATIONAL PROVISIONS. Special provisions for identifying Products being purchased by EMC are set forth in the attached Exhibit D.


14.      CONFIDENTIALITY OF INFORMATION.

14.1 Both parties may, in connection with this Agreement, disclose to the other party information considered confidential and proprietary information of the disclosing party ("Proprietary Information"). Information shall be considered Proprietary Information if identified as confidential in nature by the disclosing party at the time of disclosure, or which by its nature is normally and reasonably considered confidential, such as information related to past, present or future research, development, or business affairs, any proprietary products, Software, materials or methodologies, or any other information which provides the disclosing party with a competitive advantage. Such Proprietary Information may include, but is not limited to, trade secrets, know-how, inventions, techniques, processes, programs, schematics, data, customer lists, financial information, and sales and marketing plans. Each party shall at all times during the term of this Agreement and for five (5) years after its termination, keep in confidence and trust all such Proprietary Information and shall not use such Proprietary Information without the prior written consent of the other party, except (i) as permitted by the terms of this Agreement, (ii) as may be necessary to fulfill its obligations under this Agreement, and/or (iii) to operate, maintain, or support the Products. Furthermore, neither party shall, without the prior written consent of the other party, disclose such Proprietary Information to any person except to those of its employees, Resellers, or consultants who need to know such Proprietary Information to fulfill that party's obligations under this Agreement or to operate, maintain, or support the Products, provided that such employees, Resellers, or consultants are parties to written agreements with EMC such party to keep in confidence such Proprietary Information; such agreements will meet the minimum requirements outlined in this Section 14.1 attached hereto, or versions thereof adapted to Resellers, or consultants, in accordance with any applicable local laws, and such party shall use reasonable commercial efforts to prosecute material violations of such agreements with respect to the Proprietary Information.

It is understood that each party is not granting to the other party any rights in the Confidential Information, and all right, title and interest in the Confidential Information shall remain the property of the disclosing party.

Upon termination of this Agreement and upon request, the receiving party shall, on a reasonable commercial efforts basis, promptly return all Proprietary Information under its control and all copies thereof to the disclosing party, except that the receiving party shall be permitted to retain such copies of the Proprietary Information as are necessary to operate, maintain, or support Products previously purchased pursuant to this Agreement.

The non-disclosure provisions of this Section shall not apply to information which (i) becomes publicly available through no act of the receiving party; (ii) is required to be disclosed by the law of any government which has jurisdiction over such information, provided that the disclosing party is given prior notice of any such disclosure; (iii) was previously known at the time of its receipt without similar restrictions; (iv) is released by written mutual agreement of McDATA and EMC; (v) can be shown by the receiving party to have been provided by the disclosing party to others without similar restrictions; or (vi) can be documented, by adequate written records, to have been independently developed by the receiving party without reference to or use of any Proprietary Information.

14.2 McDATA will not originate, or authorize, assist or permit another party to produce, any written publicity, news release, marketing collateral or other publication or public announcement whether to the press, actual or potential customers, stockholders, or others, relating to this Agreement, to any amendment hereto or to performance hereunder or to the existence of an arrangement between the parties without the prior written approval of EMC. Notwithstanding the above, EMC shall not unreasonably withhold approval of disclosure of the Agreement for the purpose of McDATA complying with any SEC or legal regulations. The existence, terms and conditions of this Agreement are considered EMC Confidential Information.

14.3 The parties agree that any violation of this or any other agreement covering nondisclosure of Proprietary Information or publication or any unauthorized disclosure of Proprietary Information shall constitute a violation of the terms of this Agreement. Both parties acknowledge that it is the responsibility of each party to take all reasonable measures to safeguard the Proprietary Information to prevent its unauthorized use.

15.      LIMITATION OF LIABILITY.

EXCEPT AS TO McDATA's OBLIGATIONS UNDER SECTION 11.1 FOR INTELLECTUAL PROPERTY INFRINGEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) DUE TO FAILURE TO PERFORM ITS OBLIGATIONS IN CONNECTION WITH THIS AGREEMENT.

THE LIABILITY OF EITHER PARTY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, THE SALE OF EQUIPMENT, THE LICENSE OF SOFTWARE, THE PROVISION OF SERVICES AND THE USE, PERFORMANCE, RECEIPT OR DISPOSITION OF SUCH EQUIPMENT, SOFTWARE OR SERVICES, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

16.      GENERAL PROVISIONS.

16.1 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York of the United States of America.

16.2 WAIVER. The failure of either party to insist upon or enforce strict conformance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment of such party's right unless made in writing and no waiver of any right or remedy on one occasion by either party shall be deemed a waiver of such right or remedy on any other occasion.

16.3 COMPLIANCE WITH LAWS. Each party shall comply with all applicable laws, including, without limitation, the export control laws of the United States of America, any export control regulations of the United States, and any applicable laws or regulations of those countries involved in transactions concerning the exporting, importing and re-exporting of Products purchased under application of these terms and conditions.

16.4 NOTICES. Notices required hereunder shall be in writing, and shall be deemed given when transmitted by facsimile (provided such facsimile is subsequently confirmed in writing within five (5) business days of the facsimile date) or deposited with an express delivery service with guaranteed third day delivery, prepaid, addressed as follows:

To McDATA:                                  With an additional copy to:
McDATA Corporation                          McDATA Corporation
310 Interlocken Parkway                     310 Interlocken Parkway
Broomfield, Colorado  80021-3464            Broomfield, Colorado  80021-3464
Attn.:  Contract Operations                 Attn.:  Vice President of Marketing
        Facsimile # (303) 460-3235                  and Sales
                                                    Facsimile # (303) 465-4996

To EMC:                                     With an additional copy to:
EMC Corporation                             EMC Corporation
171 South Street                            171 South Street
Hopkinton, MA 01748                         Hopkinton, MA 01748
Attn.:   Supply Base Management             Attn.:   Manager of Enterprise
Facsimile # (508) 553-4311                           Storage Systems
                                            Facsimile # (508) 497-8903

16.5 ASSIGNMENT. Neither party shall assign this Agreement or any rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. It shall be deemed reasonable for either party to withhold consent to an assignment involving one of its competitors. Any assignment of rights shall not work as a novation of obligations hereunder without written agreement. Any attempt to assign any rights, duties or obligations hereunder without the other party's written consent will be void. Notwithstanding the above, either party may assign this Agreement to a surviving entity in connection with any change of control, such as a merger, acquisition or consolidation of not less than a majority ownership in the merged, acquired or consolidated company by the surviving entity upon giving sixty (60) days prior written notice to the non-assigning company.

16.6     FIBRE ALLIANCE MEMBERSHIP.
During the term of this Agreement, each party will maintain a corporate voting membership in the Fibre Alliance or its successor, and shall perform all obligations, including payment of dues and attendance at meetings, required to keep its membership in good standing. Each party agrees to cast a vote on all matters that come before the alliance, but each party will vote independently of the other party.

16.7 FORCE MAJEURE. Neither party shall be responsible for any failure to perform or delay in performing any of its obligations due to causes beyond the reasonable control of the party, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor, or materials. In the event of such delay, either party may defer the performance for a period equal to the time of such delay.

16.8 CONFLICT. If any provision of this Agreement is finally held by a court of competent jurisdiction to be illegal or unenforceable, or in conflict with any law having jurisdiction over this Agreement, the validity of the remaining portions or provisions hereof shall not be affected thereby.

16.9 CONTRACT CHANGES. Except as provided herein, this Agreement may not be modified or amended except by an instrument in writing signed by duly authorized representatives of both parties. The parties acknowledge that from time to time McDATA and EMC may wish to implement changes to this Agreement. On an ongoing basis, these changes will be executed in accordance with a formalized written process, and the overall Agreement may be amended annually with mutual written agreement of both parties.

16.10    MANUFACTURING RIGHTS AND ESCROW.

         16.10.1 Manufacturing Rights. In the event (a) of a material breach which has not been cured pursuant to the provisions of Section 2.4 herein, (b) of proceedings in bankruptcy or insolvency invoked by or against McDATA, or in the event of the appointment of an assignee for the benefit of creditors or a receiver, (c) McDATA is no longer in business, and provided EMC has complied with all its payment obligations under this Agreement, or (d) if McDATA voluntarily or involuntarily ceases the manufacture of the Products for sale to EMC, McDATA agrees that it shall authorize EMC to produce or have produced the Products, or future enhancements to the Products, by sources other than McDATA. Such authorization shall be in the form of a worldwide, nonexclusive manufacturing rights license agreement between the parties to make or have made, sell, offer for sale or import the Products, which agreement will license EMC to receive and utilize

McDATA's source code, engineering drawings and specifications, manufacturing documentation, test procedures and associated intellectual property (collectively McDATA Intellectual Property). Such license shall be irrevocable and in force for [*]. The terms and conditions of such manufacturing rights license shall be agreed upon within [*] from the Effective Date. EMC will pay McDATA a license fee on a quarterly basis of [*] of EMC's gross revenues directly attributable to the sale of the Designated Products for such McDATA Intellectual Property. Following the [*] license period, EMC shall return all of McDATA's escrowed material documentation to McDATA within thirty (30) calendar days.

Further, EMC agrees that McDATA or its assigns shall have the right to approve any subcontractor EMC may use pursuant to this section, which approval shall not be unreasonably withheld by McDATA.

Additionally, McDATA agrees that in the event McDATA discontinues a Product pursuant to Section 8.5 of this Agreement, upon written request by EMC, McDATA shall grant the foregoing manufacturing rights to EMC for such discontinued Product.

In the event EMC is selling the Product in a country which requires that a certain percentage of that Product be manufactured in such country, EMC shall notify McDATA in writing of such requirement and request that McDATA provide a manufacturing facility in such country. EMC shall specify the time frame within which such manufacturing facility must be completed. McDATA may, at its option, either provide such manufacturing facility within the time frame required, or grant limited manufacturing rights to such Product in such country.

         16.10.2 Escrow. Within sixty (60) calendar days from the Effective Date, EMC and McDATA shall (a) identify an escrow agent (Escrow Agent) acceptable to both parties and (b) execute an agreement with the Escrow Agent (Escrow Agreement) for the pre-arranged holding and releasing of the Software, including without limitation, the EFC Management and Service Software and any other software elements of the Products and all documentation and McDATA's source code, engineering drawings and specifications, manufacturing documentation, test procedures and associated intellectual property (collectively the Escrow Material). Within sixty (60) calendar days from the Effective Date, McDATA shall also concurrently appoint and legally empower a Trustee and Administrator of said Escrow Agreement.

Within [*] after the announced general availability of any of the Products, McDATA shall deposit with the Escrow Agent the most current production level of the Escrow Material, as defined in the Escrow Agreement. Thereafter, McDATA shall within [*] after the release of an update to the Products, deposit updated Escrow Material with the Escrow Agent.

McDATA agrees to bear all costs arising out of compliance with this Section 16.8, including without limitation, the costs of establishing and maintaining the escrow of the Products, and of any and all documentation preparation necessary to meet the requirements of this Section.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

In addition to any other rights and remedies available to EMC, in the event (a) of a material breach which has not been cured pursuant to the provisions of
Section 2.4 herein, (b) of proceedings in bankruptcy or insolvency invoked by or against McDATA, or in the event of the appointment of an assignee for the benefit of creditors or a receiver, (c) McDATA is no longer in business, and provided EMC has complied with all its payment obligations under this Agreement, or (d) if McDATA voluntarily or involuntarily ceases the manufacture of the Products, EMC shall be entitled to demand release of the Escrow Materials pursuant to the provisions of the Escrow Agreement within five (5) business days of the occurrence of any such event, and the Escrow Agreement shall state that EMC shall be entitled to receive the Escrow Materials pursuant to the provisions of the Escrow Agreement.

Title to the Escrow Material shall remain in McDATA at all times. EMC acknowledges that the Escrow Material, and all copies thereof, and all copyright, patent, trade secret and other proprietary rights therein, are and remain the valuable property of McDATA.

16.11 SURVIVAL. Each party's obligations under the Agreement and/or any purchase order which, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement or any purchase order, including without limitation, those in Sections 2.5, 4.2, 4.3, 8.5, 9, 10, 11, 12, 13, 14,
15, and 16 of the Agreement shall survive termination, cancellation or expiration of this Agreement or any purchase order. Further, Sections 1.0.2 and
2.4.2 of Exhibit C, and Exhibit D, shall survive termination, cancellation or expiration of this Agreement, subject to EMC's payment to McDATA of mutually agreed upon prices.

16.12 HEADINGS. The headings provided in this Agreement are for convenience only and shall not be used in interpreting or construing this Agreement.

16.13 INDEPENDENT CONTRACTORS. The parties are, and shall remain at all times, independent contractors in the performance of this Agreement and nothing herein shall be deemed to create a joint venture, partnership or agency relationship between the parties. Pricing and other payments under this Agreement are and shall be based upon arms length negotiations between the parties.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

17.0     EXHIBITS. The following Exhibits are incorporated herein by reference:

Exhibit A         PRODUCT AND DOCUMENTATION PRICING

Exhibit B         PART 1  QUALITY ASSURANCE, AND ESCALATION PROCEDURES

                  PART 2  McDATA QUALITY PLAN

Exhibit C         TECHNICAL SUPPORT AND SOFTWARE MAINTENANCE

Exhibit D         RMA PROCEDURES

Exhibit E         PRODUCT REPAIR

Exhibit F         EMC CUSTOMER AGREEMENT

Exhibit G         OPERATIONAL PROVISIONS

Exhibit H         FIBRE CHANNEL SWITCH EMC REGULATORY AND PRODUCT SAFETY
                  REQUIREMENTS

         This Agreement and the applicable Exhibits identified above are the complete agreement between McDATA and EMC with respect to the Products on Figure A-1 and A-2 of Exhibit A of this Agreement and replace all prior oral or written representations or agreements between the parties with respect to such Products.

         This Agreement shall not be effective until executed by EMC and accepted by an authorized representative of McDATA.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by their duly authorized representatives.

Executed and agreed to:                     Accepted and agreed to:

MCDATA CORPORATION  (MCDATA)                EMC CORPORATION   (EMC)

By:     /s/ John F. McDonnell               By:/s/ William Monagle
   ----------------------------               ---------------------------------

Name:     John F. McDonnell                 Name:   William Monagle
     --------------------------                  ------------------------------

Title:    President                         Title: VP,Corporate Procurement

Effective Date:  May 19, 2000               Effective Date:   May 19, 2000
                 ------------------                        -------------------

                                    EXHIBIT A

                        PRODUCT AND DOCUMENTATION PRICING

1        PRODUCT PRICING

1.1 Prices. EMC shall purchase Products from McDATA at the prices listed on the attached Figure A-1.

1.2 EMC and McDATA agree that the prices in Exhibit A include all applicable features identified in the Product specifications as of the Effective Date. EMC and McDATA agree that the annual software maintenance fees in Exhibit A will include the delivery of software updates if and when available.

1.3 Taxes. All prices for Products and Services provided under this Agreement are exclusive of any taxes, duties or government levies (including, but not limited to, value added, property, sales, use, privilege, excise, or similar taxes) imposed by the United States, the Territory, or any other governmental entity. Any such taxes or amounts in lieu thereof which are charged to or payable by McDATA (exclusive of taxes based on McDATA's net income) will be invoiced to and paid by EMC in the manner set forth in Section 6 in this Agreement. The parties acknowledge and agree that as of the Effective Date, duty drawback does not apply to the Products. In the event the import of the Product components changes, this section shall be modified to account for duty drawback.

1.4      [*]

2        DOCUMENTATION

2.1 Product Documentation. As stated in Section 12 of this Agreement, McDATA will prepare for EMC a customized version of McDATA's standard documentation for the Products. McDATA will [*] the costs to prepare such documentation, and [*]. Prior to the commencement of the customization, [*].

2.2      Other Document Requests

2.2.1 Manual Files. If requested, [*] of media with files will be supplied at no charge.

2.2.2 Illustrations. Upon request, [*] electronic copy and [*] paper copy of [*] used in the Manual(s) will be provided [*] when text files of each manual are ordered. These illustrations are those as used in the McDATA systems and maintenance manuals.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

                                   FIGURE A-1
                                       [*]


MODEL           [*]              [*]    [*]    [*]     [*]     [*]
-----
EC-1100         [*]              [*]    [*]    [*]     [*]     [*]
                [*]              [*]    [*]    [*]     [*]     [*]
                         [*]     [*]    [*]    [*]     [*]     [*]
ED-5000         [*]              [*]    [*]    [*]     [*]     [*]
                [*]              [*]    [*]    [*]     [*]     [*]


Notes: [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

                                   FIGURE A-2

                                       [*]


                                                      [*]
[*]                        [*]
EC-1100 [*]                          [*]               [*]
[*]                                  [*]               [*]
[*]                                  [*]               [*]
[*]                                  [*]               [*]
[*]                                  [*]               [*]
Fuji [*] Port [*]                    [*]               [*]
Fuji [*] Port [*]                    [*]               [*]
Fuji [*] Port [*]                    [*]               [*]
Fuji [*]Port [*]                     [*]               [*]

[*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

                                EXHIBIT B, PART 1

                             QUALITY ASSURANCE, AND
                              ESCALATION PROCEDURES

1.0      QUALITY ASSURANCE

         1.1      DVT PROCESS

         McDATA shall perform a [*] test on [*] of PRODUCT [*]. Any failures encountered within the documented operating specifications shall be identified and corrected prior to first customer shipment of any hardware change. [*] Any failures shall be identified and corrected prior to first customer shipment of any change



         1.2      MANUFACTURING PRODUCTION TEST PROCESS

         Test processes will be designed, documented, monitored and have a closed loop corrective action process in place to assure Products are meeting stated quality and reliability goals and testing as referenced in Exhibit B, PART 2 of this Agreement including but not limited to the following:

                  1.2.1 As of the Effective Date the test process will [*]. McDATA will use best efforts to assure that the product is [*] and [*] that the product meets or exceeds the margins as defined in the applicable Product specifications. McDATA may present data in support of a process change. [*]. EMC may present data in support of a process change [*].


         1.1      SPARE PARTS

         Spare parts shall be equal in quality to finished system-level Product. McDATA shall test spare parts in component test and system test as described in section 1.2.

2.0       PROBLEM ESCALATION AND REPORTING

         2.1      PROBLEM SEVERITY LEVELS AND RESPONSE TIME

                  2.1.1 DATA will provide support to EMC [*].

                  2.1.2 McDATA will respond and engage [*] EMC contacting McDATA in regard to a defect.

                  2.1.3 The incident priority scheme described below will be used.

Severity Level 1:  Severity Level 1 [*]

Severity Level 2:  Severity Level 2 [*]

Severity Level 3:  Severity Level 3 [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

Severity Level 4:  Severity Level 4 [*]


Severity           Time to fix
1                  [*]

2                  [*]

3                  [*]

4                  [*]


[*]



         2.2      CUSTOMER SERVICE ESCALATION PROCEDURE

                  2.2.1 EMC Customer Escalation requirements are defined in Exhibit C, Technical Support

         2.3      ENGINEERING ESCALATION PROCEDURE

                  2.3.1 Contacts:

                  McDATA will identify hardware and/or software engineering resources to work with EMC on escalated engineering issues. This will include the appropriate engineering resources dependent upon the nature of the problem. Appropriate McDATA engineering resources shall be allocated to work on EMC issues whenever EMC escalates an issue through McDATA's Customer Support log [*].


                  2.3.2 Dedicated resources:

                  Appropriate McDATA engineering personnel shall be dedicated to resolving EMC escalated issue until both parties agree issue is resolved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

EXHIBIT B, PART 2

                               MCDATA QUALITY PLAN


1.0      INTRODUCTION

1.1 This document is the Quality Plan for McDATA and defines the quality systems McDATA will use to ensure that they meet the quality and on-time-delivery expectations of EMC.

1.2 With reasonable notice, EMC shall have the right to inspect and audit any McDATA manufacturing site that supplies goods or services related to the Products. EMC shall have the right to review relevant documents pertaining to quality information, procedures, certificates of conformance, etc. affecting materials received, at EMC's request.

2.0      DEFINITIONS

2.1 DOA (Dead-On-Arrival): Those failures occurring at EMC customers within [*] after installation.

2.2 IQ (Installation Quality process): Any failure in the first [*] at a customer site initiates an IQ process to start. [*].

2.3      CLCA (Closed Loop Corrective Action process): [*].

2.4 Quality Failure: Any failure that occurs during the first [*] after installation at an EMC customer site [*].

2.5 Reliability Failure: Any failure that occurs after the first [*] of operation after installation at EMC's customer's site. [*]

2.6      Serious Failures. Serious Failures are defined [*]

2.7      Critical Failures: Critical Failures are defined [*]

2.8 Purge: Discrepancy issue with a particular lot or date code of the Product [*].

2.9      ORT: (Ongoing Reliability Testing):

2.10 Routine Questions and Issues: Those questions and issues that do not address Quality Failures, Purges, or Quality Issues.

3.0      PERFORMANCE REQUIREMENTS

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

3.1 The [*] numbers stated in this section are goals for the program. McDATA will work with EMC to define and work toward these goals and requirements. EMC will measure McDATA during the quarterly supplier performance reviews using these reliability numbers.

3.2 [*] All [*] improvement goals apply to products that are currently in production. If [*] to meet the [*] requirement, remedial action by the Supplier is required in the form of a [*].

3.3      [*]  will include, but not limited to, the following:

3.3.1    [*]
3.3.2    [*]
3.3.3    [*]
3.3.4    [*]
3.3.5    [*]

4.0      TECHNICAL RESPONSIVENESS/SUPPORT

4.1 Routine Questions and Issues: McDATA will provide [*] acknowledgment, by electronic mail ("email"), facsimile ("fax") or other method of communication agreed to by the parties, of all EMC requests for assistance with Routine Questions and Issues, including but not limited to questions regarding Product service and support. [*]


4.2 Failure Analysis: [*] shall perform failure analysis on all failed Products [*]. Failure analysis will be [*]. Failure analysis to [*] must be completed within [*]. Once failure analysis has been completed, [*]. [*] shall include [*]. At EMC's request, the parties will meet to review [*] provided under this sub-Section.


4.3 Quality Issues: Quality issues must be responded to by McDATA [*] after McDATA is notified that such an issue exists. [*].

4.4 Critical Failures: Critical Failures shall be considered to be highest priority [*].

4.5 EMC requires that communications be in writing or electronic mail, if requested.

5.0      GENERAL PARTNERSHIP REQUIREMENTS

5.1      McDATA will:

5.1.1    Participate in Concurrent Engineering design reviews.

5.1.2    Participate in [*] performance reviews and [*] on-site audits.

5.1.3 Have [*] quality and reliability improvement plans and share those periodically with EMC.

5.1.4 Have pro-active problem notification and resolution with potential to adversely effect delivery, quality or price. [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

5.2 EMC and McDATA will each provide the other with the names and telephone numbers of direct contacts. These lists will be updated as necessary.

6.0      KEY PROCESSES

6.1      McDATA must comply with the McDATA's ESD Policy.

7.0      QUALITY DATA PROVIDED

Each party shall provide the other with the information summarized in the table below. McDATA will email the required information to EMC Quality personnel.


         [*]                  Owner                    [*]
         [*]                  EMC Quality Rep          [*]
         [*]                  EMC Quality Rep          [*]
         [*]
         [*]                  McDATA Quality Rep       [*]
         [*]                  McDATA Quality Rep       [*]
         [*]                  McDATA Quality Rep       [*]




8.0      CORRECTIVE ACTION PROCESS

8.1 All [*] issues shall be resolved to root cause. These issues will be tracked by the EMC Supplier Engineer and communicated back to McDATA.


8.2      [*].



8.3      Upon determining the [*].


8.4 If McDATA encounters a [*] on a Product sent from EMC, they will arrange for the Product to be sent back for [*] at [*].

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

8.5 When Product under warranty is sent to McDATA, McDATA will [*]. If McDATA returns the Product to EMC for further analysis under sub-Section 8.4, above, McDATA will [*].

9.0      REPAIR PROCESS
[*] test and inspection [*] shall be performed on field return Product prior to its return to EMC.


10.0     RELIABILITY ASSURANCE

McDATA shall implement a method used to monitor the reliability of the Product. [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

                                    EXHIBIT C

                   TECHNICAL SUPPORT AND SOFTWARE MAINTENANCE



1.       TECHNICAL SUPPORT

         1.0       BY MCDATA:

                  1.0.1 TECHNICAL SUPPORT. McDATA will provide telephone support to EMC as is reasonably required and will, in good faith, cooperate with EMC to solve any technical difficulty specific to the Products which cannot be resolved by EMC's field service personnel trained to service and maintain the Products.

McDATA will provide technical support by telephone for [*]

In the event McDATA support personnel must travel to a site specified by EMC to repair a Product, the [*] will be [*] during the [*] McDATA support in subsequent years will be provided at then-current rates. [*]. EMC will be billed for all reasonable and actual associated travel and living expenses on a [*] basis. In the event on-site service support is necessary due to a technical difficulty that is determined by [*].

                  1.0.2 REPAIRS. McDATA shall repair all returned Products in accordance with the McDATA Returned Material Procedure. McDATA shall maintain a repair facility [*] of each Product on a model by model basis. The current price schedule for repair services is set forth in McDATA's "Spares, Repairs and Upgrade Catalog".


                  1.0.3 TRAINING. McDATA shall make available to EMC [*] training courses and materials designed to instruct EMC's technical support personnel in the operation, repair (down to the field replaceable unit level) and maintenance of the Products. Training will be provided [*] facilities at [*] as outlined in [*] training guide. McDATA agrees to make such training available at [*] with a [*]. Each student is responsible for transportation and living expenses. McDATA will supply EMC, [*] English language copy of training material for the purpose of EMC's continuing instruction program for its own personnel. Following McDATA's training of EMC's personnel, [*].


                  1.0.4 FEE CHANGE. The support fees outlined herein are subject to change upon [*] written notice to EMC.

         1.1 BY EMC: EMC's technical support group will attempt to remedy technical difficulties encountered by EMC's Customers. If EMC is unable to resolve such technical difficulties, EMC's designated, trained technical support group will act as the interface between

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

McDATA's service support organization and EMC's field service organization. To facilitate the resolution of technical difficulties, [*]. McDATA will use such [*] to reproduce and maintain [*].

2. SOFTWARE MAINTENANCE. McDATA shall make available to EMC the following services:

         2.1 SOFTWARE SUPPORT. If EMC discovers program errors which cause the Software not to perform according to Product Specifications in effect at the time of shipment, McDATA shall use reasonable efforts to correct such errors. EMC agrees to give McDATA prompt written notice of any program errors it discovers. [*]

         2.2. PROGRAM ERRORS. McDATA and EMC recognize that Software non-conformities are of varying severity and require different levels of responsiveness.

         PRIORITY 1 - CRITICAL ERROR

Priority 1 errors are those that [*]. McDATA recognizes that Priority 1 errors have a significant impact on End User Customers and [*].

         PRIORITY 2 - SERIOUS ERROR

Priority 2 errors are errors for which [*].

         PRIORITY 3 - MINOR ERROR Priority 3 errors [*].

         2.3 SOFTWARE UPDATE SERVICE. McDATA will provide EMC with Software and documentation updates as they become available.

In the event of proceedings in bankruptcy or insolvency invoked by or against McDATA, or in the event of the appointment of an assignee for the benefit of creditors or a receiver, or in the event McDATA is no longer in business, McDATA will provide EMC with written notification of known issues and in-progress repairs for existing Software problems.

         2.4      LIMITATIONS.

                  2.4.1 Should McDATA announce the availability of a new Software release which enhances and supersedes a previous release, McDATA will discontinue maintenance support for the previous release and shall provide [*] notice to EMC prior to the effective date of such maintenance discontinuation. [*]

                  2.4.2 For a period of [*] from the date of the last shipment to EMC of a discontinued Product utilizing the Software, McDATA shall make available to EMC such

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

Software maintenance services as may reasonably be required for such Products at McDATA's then-current prices for such services.

3. REVIEW OF REPAIR PROCEDURES. McDATA agrees that EMC has the right to review McDATA's procedures, processes, records, and facility as such relate to the repair of the Products.

4. DIAGNOSTIC COVERAGE. The Product Functional Specifications outline the diagnostic coverage for the Products. [*]

Further, recovery of reliability will be in accordance with McDATA's Product Support Procedure No. 114-000049-000.

5. REPORTS. On a [*] basis, McDATA will provide EMC with product reliability, field level, and factory reliability reports.

6.       SERIAL NUMBER TRACKING. [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

                                    EXHIBIT D

                                  RMA PROCEDURE

1.0 When defective Product must be returned to McDATA for repair or replacement, EMC shall contact McDATA to obtain an RMA number. EMC shall submit the information required for McDATA's return material authorization ("RMA") process. Upon receipt of the completed RMA information, [*]

2.0      Upon receipt of the RMA number, [*]


3.0 After product is received [*] A purchase order for the rework will be issued as authorization to perform the quoted work. Replacement purchase orders will be issued on [*].


4.0 If the returned Product is under warranty, McDATA shall provide the repairs or a replacement unit to EMC at no charge.

5.0 If McDATA and EMC mutually agree that the returned product is not under warranty and is not repairable, the following applies:

         5.1      [*]

         5.2 McDATA will return or destroy such Product at EMC's discretion.

         5.3      EMC may purchase a replacement Product.

6.0 [*]. If McDATA determines that the Product can not be repaired, EMC will be notified and given the opportunity to have the Product scrapped by McDATA or returned to EMC.

7.0 McDATA shall return to EMC or to a location designated by EMC, freight prepaid by McDATA, the repaired Product or a replacement Product within [*] from the date the Product is received at McDATA.

8.0      EMC agrees to [*] prior to requesting an RMA from McDATA and to [*].

* CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. ASTERISKS WITHIN BRACKETS DENOTE OMISSIONS.

                                    EXHIBIT E

                                 PRODUCT REPAIR


This Exhibit sets forth the terms and conditions which govern the repair of the Products. McDATA may ship a repaired unit against an EMC open Purchase Order for new product or against a specific purchase order as requested by EMC.

1.0      REPAIR CYCLE TIME

McDATA shall provide a maximum of [*] cycle time on repair Product.

2.0      PRODUCT SUPPORT AND PRODUCT SUPPORT DURATION

2.1 At EMC's request, McDATA shall provide the Product support described in sub-Section 2.2, below. McDATA shall provide Product support during the term of the Agreement and for a period of [*] years following withdrawal of a Product as described in Section 15.0 of this Agreement. Charges for out of warranty Product repair are provided in McDATA's then-current Spares, Repair and Upgrade Catalog and will be agreed to as part of the repair quote process in Exhibit D.

2.2 Product support shall include, but not be limited to Product: (i) testing; (ii) repair; (iii) upgrades where practical or mandatory; (iv) McDATA's standard reporting; (v) failure analysis, and (vi) closed loop corrective action.

3.0      SCRAP

3.1 McDATA shall make commercially reasonable efforts to repair all Product per the applicable Product specifications agreed to in writing by EMC and McDATA..

3.2 [*], McDATA shall submit a scrap request to EMC's Supply Base purchasing contact for review and authorization. McDATA's requests for scrap authorization shall include the following information:

         3.2.1 Product's part and serial numbers.

         3.2.2 A documented history of remedial processes performed on Product.

         3.2.3 Product's failure mode or quality conformance issue.

3.3      EMC shall provide a timely response to McDATA's scrap requests.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

3.4 McDATA may be required to return scrapped Product to EMC for verification and analysis [*]. EMC shall notify McDATA of this requirement at the time of Product's scrap authorization.


                                    EXHIBIT F


[GRAPHIC EMC]                                    Agreement Number: _____________

                               CUSTOMER AGREEMENT
                                 EMC Corporation
                                171 South Street
                            Hopkinton, MA 01748-9103
Bill To:                                              Designated Site:

___________________________________         __________________________________

___________________________________         __________________________________

___________________________________         __________________________________
Customer Contact: ____________________      Phone Number: ______________
Hardware Install Contact: _______________   Phone Number: ______________
Support Contact: ______________________     Phone Number: ______________
Support Contact: ______________________     Phone Number: ______________

EMC's goal is to provide our customers with the best enterprise storage solutions in the industry. To this end, everyone in EMC's organization is dedicated to providing the highest quality Equipment, Software and Services.

This master Agreement establishes a simplified yet comprehensive way of doing business with EMC. First, this single Agreement covers all of EMC's Products -- not only the sale of Equipment, but also the licensing of Software and the provisioning of Product Maintenance and Professional and Training Services. Second, this Agreement eliminates the need for a separate agreement each time an EMC Product is needed. All that is required is an Order which must reference the Agreement Number.

Any Affiliate identified by Customer may also place an Order under this Agreement. Customer agrees to be responsible for the actions and obligations of such Affiliate.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

Customer hereby acknowledges that Customer has read and understands this Agreement and agrees to the terms and conditions stated herein. This Agreement may only be amended by an addendum that is duly signed by both parties. Such an addendum would only apply to a single order unless it clearly states otherwise.


EMC CORPORATION                              CUSTOMER

EMC SIGNATURE BLOCK                          CUSTOMER SIGNATURE BLOCK

1. DEFINITIONS

AFFILIATE: Affiliate shall mean any entity that directly or indirectly controls, is controlled by, or is under common control with Customer. Control means control of more than fifty percent (50%) of outstanding shares or securities or an equivalent ownership interest.

AGREEMENT NUMBER: The number provided on the front page of this Agreement.

CORE SOFTWARE: EMC microcode and firmware that enable a Designated EMC System to perform its basic functions. Core Software does not include any Enterprise Storage Software.

DESIGNATED EMC SYSTEM: Equipment which is delivered to Customer at the Designated Site pursuant to this Agreement and is identified by the serial number set forth on the cabinet.

DESIGNATED SITE: Customer's facility where the Host CPU or Designated EMC System is located.

ENTERPRISE STORAGE SOFTWARE: Software licensed by EMC other than Core Software and Maintenance Aids, which consists of:

         I. HOST-BASED SOFTWARE: Software that is licensed for use on one or more Host CPUs, as designated by EMC and,

         II. SYMMETRIX-BASED SOFTWARE: Software that is licensed for use on the Designated EMC System and, if applicable, one or more Host CPUs, as designated by EMC.

EQUIPMENT: Items of hardware sold by EMC hereunder. The Equipment may be newly manufactured or remanufactured.

EQUIPMENT AND CORE SOFTWARE PRODUCT MAINTENANCE: A level of support for Equipment and Core Software provided by EMC as described below.

ENTERPRISE STORAGE SOFTWARE PRODUCT MAINTENANCE: A level of support for Enterprise Storage Software provided by EMC as described below.

HOST CPU: A central processing unit designated by Customer for operation with the Designated EMC System.

MAINTENANCE AIDS: Hardware, software and other aids used by EMC in furnishing Product Maintenance.

ORDER: An EMC generated order form or a customer order that references the Agreement Number.

PRODUCT MAINTENANCE: Equipment and Core Software Product Maintenance and Enterprise Storage Software Product Maintenance.

PRODUCTS: Equipment, Software and Services provided by EMC.

PROFESSIONAL SERVICES: Professional consulting services provided by EMC to Customer as described below.

SERVICES: Product Maintenance, Professional Services and Training Services and any other services provided under this Agreement.

SOFTWARE: Core Software, Enterprise Storage Software and any other software licensed by EMC to Customer. Software does not include Maintenance Aids.

SOFTWARE RELEASE: New revisions by EMC consisting of:

         I. MAINTENANCE RELEASE: A new revision of Software that includes corrections, updates and minor modifications to existing features.

         II. NEW RELEASE: A new revision of Software that expands or extends currently existing features, functions or capabilities.

         III. NEW VERSION: A new revision of Software that includes substantial new features, functions or capabilities.

TRAINING SERVICES: Training services provided by EMC to Customer as described below.

2. EQUIPMENT AND CORE SOFTWARE

A. LICENSE: Each Designated EMC System purchased under this Agreement shall include a fully paid up license to use the associated Core Software.

B. INSTALLATION: EMC will initially install Equipment and/or Core Software ordered by Customer at the Designated Site at no additional charge if (a) the Designated Site is within the service area of one of EMC's service locations,
(b) Customer promptly notifies EMC of receipt of the Equipment and/or the Core Software and permits EMC access to the Equipment and/or Core Software at the Designated Site during EMC's normal business hours, and (c) the Equipment or Core Software have not been modified without EMC's written consent and/or subject to unusual physical or environmental stress, accident, neglect, misuse or other damage not caused by EMC.

C.  SUPPORT:

(1). Continuous Support: Equipment and Core Software Product Maintenance shall be subject to the terms of this Agreement and shall include (a) EMC keeping the Equipment and Core Software in good operating condition in conformance with applicable specifications, which includes remedial maintenance and the installation of engineering changes deemed necessary by EMC; (b) 24-hour English-language help line service, seven days per week, via telephone or other electronic media; (c) Maintenance Releases and New Releases; (d) documentation updates, as they become available; and (e) replacement of the Core Software at no charge if the media becomes destroyed or damaged so that such Core Software becomes unusable.

(2). Non-continuous Support: In the event Customer was not under warranty or Product Maintenance for the Equipment and Core Software, Equipment and Core Software Product Maintenance will commence upon EMC's certification that such Product is in good operating condition. Certification services shall be at EMC's then-current rates. Customer may receive the current release of the Equipment and Core Software by paying the omitted past maintenance fees for such Equipment and Core Software.

3. ENTERPRISE STORAGE SOFTWARE

A. LICENSE: Customer shall be licensed to use the Enterprise Storage Software so long as Customer complies with the terms of this Agreement.

B. SUPPORT: Enterprise Storage Software Product Maintenance shall be subject to the terms of this Agreement and shall include the following: (a) 24-hour English-language help line service, seven days per week, via telephone or other electronic media; (b) Software Release; (c) documentation updates, as they become available; and (d) replacement of the Enterprise Storage Software at no charge if the media becomes destroyed or damaged so that such Enterprise Storage Software becomes unusable.

4. PROFESSIONAL SERVICES

A. SCOPE: Each Order for Professional Services shall be referred to as a "Statement of Work" and shall be signed by (and may only be modified in writing and signed by) an authorized representative of Customer and EMC. Professional Services shall be provided by EMC in accordance with the agreed Statement of Work. Both parties anticipate that the Professional Services will be performed in several phases, where the results of a preliminary phase will likely impact the scope of services provided during a subsequent phase.

B. STAFF RESPONSIBILITY AND REPLACEMENT: EMC shall assume sole responsibility for the supervision of its consultants assigned to perform the Professional Services. If one of EMC's consultants resigns or is unable to complete his or her assigned portion of the Professional Services for any reason, EMC shall replace such consultant with a consultant of substantially equivalent qualifications under the same terms and conditions as are set forth in the Statement of Work.

C. ADJUSTMENTS TO MILESTONE COMPLETION DATES: If Customer is unable to provide information, support or assistance reasonably requested by EMC to perform the Professional Services in a timely manner as described in the applicable Statement of Work, then the completion date(s) for milestones identified in such Statement of Work shall be extended by the amount of time equal to the delay in Customer's response, as reasonably determined by EMC. Similarly, if Customer requests in writing the replacement of one of EMC's consultants, then the completion date(s) for milestones identified in such Statement of Work shall be extended by the amount of time required by EMC to replace that consultant (not to exceed 30 days) and the amount of time required to acclimate the replacement consultant to the Professional Services to be performed pursuant to that Statement of Work, as reasonably determined by EMC.

D. PROPRIETARY RIGHTS TO WORK PRODUCT

(1). Proprietary Rights and Work Product: All patents, copyrights, trade secrets, methodology, ideas, inventions, concepts, know-how, techniques or other intellectual property developed, provided or used by EMC during the course of this Agreement are and remain the property of EMC ("Proprietary Rights"). All written reports, analyses and other working papers delivered by EMC to Customer in the performance of EMC's obligations under any Statement of Work ("Work Product") belong to Customer. Nothing in this Agreement shall preclude EMC from developing, using or marketing services or materials which are similar or related to Work Product developed or performed pursuant to this Agreement.

(2). Customer Property: Any tangible materials furnished by Customer for use by EMC in connection with the Professional Services shall remain Customer's sole property. All such materials shall be returned to Customer upon receipt by EMC of final payment for all Professional Services.

(3). Customer License: Upon payment in full by Customer to EMC in accordance with the payment provision contained in the Statement of Work applicable to any particular Work Product, Customer, to the extent that Proprietary Rights are contained in the Work Product, is licensed to use Proprietary Rights on a non-exclusive, non transferable, royalty-free, worldwide basis for its own internal use. Customer shall not sublicense or otherwise transfer to any third party any rights to use Proprietary Rights.

5. TRAINING SERVICES

A. COURSES: EMC courses are listed in EMC's catalogs for Training Services and on EMC's website. These courses can be ordered by following the directions in the catalog or the website. Customized Training Services can be ordered as Professional Services.

B. REFUNDS: For Training Services courses offered through the catalog, refunds upon cancellation shall be as follows: (a) EMC will provide a full refund if written notice of cancellation is received two (2) weeks or more prior to the scheduled beginning of the selected catalog course; and (b) EMC will provide a 50% refund if written notice of cancellation is received less than two (2) weeks prior to the scheduled beginning of the selected catalog course.

C. SATISFACTION: If Customer is not reasonably satisfied with a catalog course, EMC will issue Customer a full credit toward another standard catalog course, upon written notice of such dissatisfaction.

6. GENERAL TERMS

A. ORDERS: Any Order must refer to the Agreement Number and must include information necessary to complete the associated transaction.

B. SOFTWARE:

(1). EMC grants to Customer a non-exclusive, non-transferable license to use the Software solely in conjunction with the Designated EMC System or Host CPU, as applicable, for which the Software was licensed.

(2). Customer shall not, without EMC's prior written consent, provide, disclose or otherwise make available Software in any form to any person other than Customer's employees, independent contractors or consultants, who shall use the Software solely for Customer's internal business purposes in a manner consistent with this Agreement. Customer shall be fully responsible to EMC for the actions of its employees, independent contractors and consultants.

(3). Customer may make one copy of the Software for back-up and archival purposes for use only in the case of a malfunction of Software, EMC Designated System or Host CPU, as applicable.

(4). Customer may, only after written notice to EMC, change the location of a Designated EMC System or Host CPU upon which the licensed Software is used to a replacement location. If Customer moves the Software to another Designated EMC System or Host CPU which has a different model number than the originally Designated EMC System or Host CPU, Customer agrees to pay, if applicable, an upgrade fee based on EMC's then-current price and upgrade policy and, at the next support anniversary date, agrees to pay applicable fees based upon the replacement model number.

(5). If Customer is granted a license to use Software in conjunction with a Statement of Work (a "Project License"), Customer shall have a non-transferable right to use the Software only for the purpose of conducting a specific project under such Statement of Work. The Project License term shall be for one (1) year or the completion of the project, whichever occurs first.

(6). Customer shall not use the Software on any device other than the Designated EMC System or Host CPU, as applicable, except that the Enterprise Storage Software may be temporarily transferred to a replacement Designated EMC System or Host CPU, as applicable (and deleted from the original Designated EMC System or Host CPU) if the Designated EMC System or Host CPU is inoperable due to malfunction or initiation of a disaster recovery program or is otherwise not able to use the Enterprise Storage Software.

(7). Ownership: No title to, or ownership of, the Software is transferred to Customer, and any references to "sale" or "purchase" of the Products, with respect to the Software, shall be deemed to mean "license on the terms contained in this Agreement." Customer shall reproduce and include EMC's copyright and other proprietary notices on and in any copies, including but not limited to partial, physical or electronic copies of the Software. Neither Customer nor any of its agents, independent contractors or consultants shall modify, enhance, supplement, create derivative works from, reverse assemble, reverse engineer, reverse compile or otherwise reduce to human readable form the Software without EMC's prior written consent. If Customer requires access to the source code of the Software in order to achieve interoperability of the Software with other software in the European Union or Norway, Customer shall provide EMC with written notice. EMC can then decide either: (i) to perform the work in order to achieve such interoperability and charge EMC's then-current rates for such work to Customer; or (ii) to permit Customer to reverse engineer parts of the Software in order to obtain such source code, but only to the extent necessary to achieve such interoperability. Customer shall promptly report to EMC any violation of this clause and shall take such further steps as may be reasonably requested by EMC to remedy any such violation and to prevent future violations.

(8). Secondary Purchaser: Customer's right to use the Software may not be assigned, sublicensed or otherwise transferred; provided however, that if Customer sells or transfers the Designated EMC System, EMC shall offer to license the Core Software and to render Equipment and Core Software Product Maintenance to any bona fide end user (hereinafter "Secondary Purchaser") to whom Customer has transferred the Designated EMC System pursuant to EMC's then-current standard terms and conditions, so long as such Secondary Purchaser is not deemed, in EMC's reasonable discretion, to be a competitor of EMC's. Whenever the Core Software is licensed to a Secondary Purchaser in accordance with this Paragraph, EMC shall offer to provide de-installation services for Customer and re-installation and certification for Equipment and Core Software Product Maintenance for the Secondary Purchaser at EMC's then-current applicable fees.

C. PRODUCT MAINTENANCE

(1). Warranty Period: Product Maintenance shall be provided at no additional cost during the respective warranty periods for (i) purchased Equipment which shall include Core Software and (ii) licensed Enterprise Storage Software.

(2). Continued Support: Prior to the end of the warranty period or after any subsequent continued support period, Customer shall be invoiced for continued Product Maintenance for Equipment, Core Software and/or Enterprise Storage Software; provided Customer may decline any subsequent invoicing in writing sixty (60) days prior to the end of the applicable warranty or continued support period.

(3). Support Procedures: Customer shall designate in writing a reasonable number of authorized contacts, as determined by Customer and EMC ("Support Contacts"), who shall initially report problems and receive support from EMC hereunder. A change to the authorized Support Contacts by Customer must be submitted in writing to EMC by one of Customer's duly authorized representatives.

(4). Software Releases: EMC shall provide Software Releases as part of Product Maintenance. A Software Release does not include new Products. A Software Release is treated as Software and is covered by the license to the original Software.

(5). Alterations and Attachments: EMC does not restrict Customer from making alterations or installing other products in or with the Equipment at Customer's expense, but Customer will be responsible for any inspection fees and/or additional charges resulting from such activities; if the alterations or attachments prevent or hinder EMC's performance of Product Maintenance, Customer will, upon EMC's request, take appropriate action to facilitate EMC's performance of Product Maintenance.

(6). Maintenance Aids: Maintenance Aids (including diagnostic tools) for aiding the provision of Product Maintenance are owned by EMC and provided at Customer's site for use by EMC's personnel. Customer agrees to use its best efforts to prevent the unauthorized use or disclosure of Maintenance Aids. Customer will not allow copies to be made of any Maintenance Aids. Customer further agrees to allow EMC, upon reasonable notice, to enter the Designated Site(s) to remove Maintenance Aids. Nothing hereunder grants to Customer a license to make use of Maintenance Aids in any way.

(7). Replacement Parts: All Equipment and Software (or parts thereof) that are replaced under Product Maintenance shall be owned by EMC. Customer shall return what has been replaced upon EMC's request.

D. CUSTOMER'S RESPONSIBILITIES: Customer shall promptly fulfill the following responsibilities at no charge to EMC.

(1). Customer agrees to (i) promptly notify EMC when
Products fail; (ii) allow EMC access to any Product needed to perform Services or implement the terms of this Agreement; (iii) furnish necessary facilities (suitable work space, computers, power, light, phone, software and equipment reasonably required by EMC); and (iv) maintain site environment consistent with Product specifications. Customer shall ensure that EMC is licensed or otherwise permitted to use any software which Customer makes available for EMC's use.

(2). Customer agrees to notify EMC of any movement of the Product when such movement is by anyone other than EMC and agrees to allow EMC to inspect the Product at the new location at EMC's then-current rate for such inspections.

(3). Customer
shall appoint representatives to provide EMC assistance and information in connection with EMC's performance of Product Maintenance and Professional Services. Each Customer representative shall be familiar with Customer's requirements and shall have the expertise and capabilities necessary to permit EMC to undertake and complete such Services.

E. PAYMENT TERMS

(1). Products: Customer shall pay EMC's invoiced amount for the Products.

(2). Equipment and Core Software Product Maintenance: EMC shall invoice an additional amount to Customer for (i) service calls outside of EMC's service area; (ii) service for causes not attributable to normal usage or wear; and
(iii) refurbishment services.

(3). Enterprise Storage Software: Customer shall pay a one-time license fee for Enterprise Storage Software. Unless Customer has prepaid for Enterprise Storage Software Product Maintenance, EMC shall invoice Customer for such Enterprise Storage Software Product Maintenance prior to the end of the warranty period at EMC's then-current price.

(4). Professional Services: Customer shall pay EMC the agreed amounts in the Statement of Work upon invoice.

(5). General: Subject to credit approval by EMC, payment for Products is due net thirty (30) days from the date of EMC's invoice. If payment is delayed, EMC may charge Customer interest at a rate equal to the lesser of 1.5% per month or the maximum lawful interest rate under applicable law from the due date until payment is received by EMC. All payments shall be in US dollars. Notwithstanding the foregoing, payment for Training Services for courses offered through EMC's course catalog shall be made prior to the start of the course.

(6). Security Interest: Customer hereby grants to EMC a purchase money security interest in Equipment and Software purchased or licensed by Customer and all proceeds thereof for the full amount of the purchase price and any costs and charges incurred by EMC in connection therewith. At EMC's request, Customer shall sign any documents, including one or more financing statements, and take any other action required by law to perfect the security interests that may be granted hereunder. Upon full payment by Customer, such security interests and/or security filings shall be released.

F. DELIVERY: Delivery of Equipment and Software will be F.O.B. common carrier at EMC's plants. Unless Customer instructs EMC to use a particular common carrier, EMC will select a common carrier and arrange for shipment and insurance at Customer's expense. At EMC's option, Software may be delivered via the internet or by similar means.

G. ACCEPTANCE: Acceptance will occur for Equipment and/or Software to be installed by EMC: (a) upon successful completion of EMC's standard acceptance procedures to be performed by EMC during installation; or (b) thirty (30) days after shipment by EMC if EMC is unable to install because of Customer's acts or omissions to act. Acceptance for other Equipment and/or Software not to be installed by EMC shall occur seven (7) days after shipment by EMC of such Equipment and/or Software.

H. PRODUCT CHANGES: EMC reserves the right, at its expense, to make changes to the Products: (a) upon reasonable notice to Customer, when such changes do not adversely affect interchangeability or performance of the Products; (b) when EMC believes changes are required for purposes of safety or reliability; or (c) when EMC is required by law to do so. Customer shall give EMC reasonable access to the Products for such purpose; failure to permit EMC to effect these changes shall allow EMC to terminate Product Maintenance for all affected Products without liability and without refunding to Customer any fees already paid for such Product Maintenance.

I. DOCUMENTATION: EMC will provide Customer with one (1) then-current end-user manual set with each article of Equipment and Software shipped under this Agreement. Additional manuals or updates may be obtained from EMC. Customer shall have a non-exclusive, non-transferable right to use such documentation only at the Designated Site for its own internal use. Customer shall have no right (i) to permit any third party to access or use such documentation, or (ii) to copy or create derivative works of such documentation, whether for Customer's internal use or otherwise.

J. PATENT AND COPYRIGHT

(1). If Customer notifies EMC promptly in writing of any action (and all prior related claims) brought against Customer alleging that Customer's sale, use or other disposition of any Equipment, Customer's use of any Software or its receipt of any Service infringes a valid United States patent or copyright, EMC will defend that action at its expense and will pay the costs and damages awarded against Customer in the action, provided (i) that EMC shall have sole control of the defense of any such action and all negotiations for its settlement or compromise and (ii) Customer provides all reasonable assistance requested by EMC. If a permanent injunction is obtained in such action against Customer's use or receipt of such Product or if in EMC's opinion such Product is likely to become the subject of a permanent injunction, EMC will at its option and expense either procure for Customer the right to continue using or receiving such Product, replace or modify such Product so that it becomes non-infringing or pay Customer a refund based on a straight line depreciation of the price of such Equipment and/or Software over five (5) years upon return of the Equipment and/or Software to EMC or refund the unused amounts paid to EMC for discontinued Product Maintenance, as the case may be.

(2). EMC shall have no liability to Customer if the alleged infringement is based on (i) use, sale or receipt of any of the Products in combination with other equipment, software or services not provided by EMC; (ii) use of any of the Products in a manner or for a purpose for which they were not designed;
(iii) use of the Software, when use of a Software Release which EMC has made commercially available would have avoided such infringement; (iv) any modification to any of the Products not made by EMC, or any modifications to any of the Products made by EMC pursuant to Customer's specific instructions; or (v) any intellectual property right owned or licensed by Customer or any of its Affiliates.

(3). THIS PATENT AND COPYRIGHT SECTION STATES EMC'S ENTIRE LIABILITY WITH RESPECT TO ALLEGED INFRINGEMENTS OF PATENTS, COPYRIGHTS AND OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS OR ANY PART OF THEM OR BY THEIR OPERATION, USE OR RECEIPT.

K. WARRANTY

(1). Warranty for Equipment and Software

(a). EMC warrants that the Equipment and the Core Software shall be free from material defects in materials and workmanship and that the Equipment and the Core Software shall perform substantially in accordance with EMC's written specifications for such Equipment and Core Software for two (2) years from Acceptance, under normal use and regular recommended service. Notwithstanding the above, Equipment known as EDM products is only warranted for one (1) year from Acceptance.

(b). EMC warrants that the Enterprise Storage Software shall, under normal use, perform substantially in accordance with EMC's written specifications for such Enterprise Storage Software. The warranty period for Enterprise Storage Software shall be for a period of ninety (90) days from Acceptance.

(c). EMC's entire liability and Customer's exclusive remedy under the above two warranties described in the two preceding paragraphs shall be for EMC to use reasonable efforts to remedy material defects covered by these warranties within a reasonable period of time or, at EMC's option, either to replace the non-conforming Equipment or Software or to refund the amount paid


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
by Customer for such Equipment or Software, as depreciated on a straight line basis over a five (5) year period upon return of such Equipment or Software to EMC. EMC does not warrant that the operation of the Software will be uninterrupted or error free, or that all Software defects can be corrected. All Equipment and Software that is replaced pursuant to this paragraph shall be owned by EMC. Customer shall return the replaced Equipment and Software to EMC upon EMC's request.

(2). Warranty for Services: EMC shall perform Services in a workmanlike manner and in accordance with each Statement of Work, if applicable.

(3).
Disclaimer of Warranties: EXCEPT AS EXPRESSLY STATED IN THIS WARRANTY SECTION, EMC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, BY OPERATION OF LAW OR OTHERWISE, OF ANY PRODUCTS FURNISHED UNDER OR IN CONNECTION WITH THIS AGREEMENT. EMC DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT AND THOSE WARRANTIES ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

L. LIMITATIONS ON PRODUCT MAINTENANCE AND WARRANTIES:

(1). EMC shall not be required to support any releases of any Software other than the current release and the immediately prior release of such Software. Enterprise Storage Software Product Maintenance does not include Equipment upgrades. Product Maintenance for a Software Release other than the current or immediately prior release will be provided on an as available basis at EMC's standard time and material fees. In the event that Customer was not under warranty or Product Maintenance for such Software, Customer may receive the current release of such Software by paying (x) a one-time reinstatement fee and
(y) omitted past maintenance fees for such Software.

(2). Product Maintenance and the warranties described above do not include services required or efforts to remedy, repair or replace Products as a result of: (i) accident or neglect; (ii) problems relating to or residing in other hardware, software or services with which the Products are used; (iii) installation of the Products not in accordance with EMC's instructions or their specifications; (iv) use of the Products in an environment, in a manner or for a purpose for which they were not designed; and (v) installation, modification, alteration or repair of the Equipment or the Software by anyone other than EMC or its authorized representatives. EMC will have no service or warranty obligations whatsoever with respect to Equipment that has been moved without EMC's consent, Software which is installed on hardware other than Equipment or Host CPU, or Equipment or Software on which the original identification marks have been removed or altered.

M. DISCLAIMER AND LIMITATIONS OF LIABILITY

(1). EXCEPT AS IS PROVIDED IN THE ABOVE PATENT AND COPYRIGHT SECTION, EMC'S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE SALE OF EQUIPMENT, THE LICENSE OF SOFTWARE, THE PROVISION OF SERVICES AND THE USE, PERFORMANCE, RECEIPT OR DISPOSITION OF SUCH EQUIPMENT, SOFTWARE OR SERVICES, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE LESSER OF THE ACTUAL AMOUNTS PAID BY CUSTOMER (OTHER THAN REIMBURSEMENT OF EMC'S EXPENSES) FOR SUCH EQUIPMENT, SOFTWARE AND/OR SERVICES DURING THE


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IMMEDIATELY PRECEDING 12 MONTH PERIOD OR ONE MILLION US DOLLARS ($1,000,000).
EMC'S LIABILITY FOR DAMAGES SHALL BE LIMITED TO DAMAGES CAUSED BY EMC'S SOLE NEGLIGENCE, AND IS FURTHER LIMITED BY THE WARRANTY SECTION OF THESE GENERAL TERMS AND CONDITIONS. CUSTOMER WAIVES THE RIGHT TO BRING ANY CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT MORE THAN EIGHTEEN MONTHS AFTER THE CAUSE OF ACTION UPON WHICH THE CLAIM IS BASED.

(2). IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE SALE OF EQUIPMENT, THE LICENSE OF SOFTWARE, THE PROVISION OF SERVICES, AND THE USE, PERFORMANCE, RECEIPT OR DISPOSITION OF SUCH EQUIPMENT, SOFTWARE OR SERVICES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

N. TERMINATION

(1). Equipment and Core Software Product Maintenance: Customer may terminate Equipment and Core Software Product Maintenance for a Product by giving sixty
(60) days prior written notice. No refunds for Equipment and Core Software Maintenance shall be made upon such termination. In addition, either party may terminate Equipment and Core Software Product Maintenance for failure of the other party to comply with the terms of this Agreement provided that the terminating party has given thirty (30) days written notice specifying the failure and the other party has not remedied such failure within such time. EMC reserves the right to change the scope of Product Maintenance, provided that Customer receives at least ninety (90) days prior written notice of such changes.

(2). Software Licenses:

EMC shall have the right to terminate without liability any of Customer's licenses to the Software granted pursuant to this Agreement if Customer fails to comply with the terms and conditions of this Agreement and then fails to cure such failure within thirty (30) days after receiving written notice thereof from EMC. Upon notice of termination, Customer shall immediately cease to use all copies of the terminated Software, and shall return or destroy the terminated Software and all portions and copies thereof.

(3). Termination of Professional Services and Training Services:

(a). Suspension of Services: EMC may suspend without liability its performance of the Professional Services and Training Services if Customer is in arrears of any financial obligation to EMC.

(b). Termination Rights: If a party materially breaches the terms of this Agreement in relation to a Statement of Work, the other party shall give the breaching party written notice of such breach. If the breaching party fails to cure such breach within thirty (30) days after notice thereof, then the non-breaching party may terminate all Statements of Work. However, termination of a Statement of Work does not terminate this Agreement. In addition, either party may terminate all Statements of Work upon written notice if the other party shall become insolvent or bankrupt or makes an arrangement with its creditors or go into liquidation.


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
(c). Payments Upon Termination: If Customer elects to discontinue any of the Professional Services prior to the completion of the next milestone to be achieved under a Statement of Work, Customer shall pay to EMC the next outstanding milestone payment (and all prior milestone payments) on such Statement of Work.

         (4). Survival of Terms: Termination of this Agreement shall not prejudice any rights or relieve any obligations of either party that have arisen on or before the date of termination. EMC and Customer agree that Sections 3A, 4D, 6 B, C(4) and (6), E, H, I, J, K, L, M, N (2) and O shall survive the termination of this Agreement.

O. MISCELLANEOUS

         (1). ASSIGNMENT: Customer shall not assign this Agreement or any of its rights or obligations hereunder without EMC's prior written consent. EMC may assign this Agreement and its rights hereunder without Customer's prior consent:
(i) to any individual or business entity controlling, controlled by or under common control with EMC; or (ii) to the purchaser of all or substantially all of EMC's assets or stock, through merger, consolidation or otherwise. Notwithstanding anything contained in this provision to the contrary, no later than ten (10) days after shipment of Equipment, Customer may notify EMC in writing of its designation of a leasing company to finance any Equipment through a conventional equipment financing lease. In connection therewith, EMC, Customer and the leasing company must sign a mutually agreeable assignment agreement. If the foregoing notice is not received by EMC within the specified ten-day period or such assignment agreement is not executed within ten (10) days after such Customer's notice, then Customer shall pay the purchase price and all applicable taxes on the due date stated in the original invoice.

         (2). ENTIRE AGREEMENT: This Agreement is the complete statement of the contract between Customer and EMC with respect to the Products. No modification or amendment of this Agreement shall be binding unless it is in writing and signed by authorized representatives of Customer and EMC. In the event of any conflict or inconsistency between the terms of this Agreement and any Order, the terms of this Agreement shall control and prevail.

         (3). GOVERNING LAW: This Agreement shall be governed, interpreted and construed in accordance with, and any arbitration hereunder shall apply, the laws of the Commonwealth of Massachusetts, USA, excluding: (i) its conflict of laws rules and (ii) the United Nations Convention on Contract for the International Sales of Goods.

         (4). ARBITRATION: Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including its interpretation, performance or termination, shall be finally resolved by arbitration. The arbitration shall be conducted by one (1) arbitrator appointed jointly by EMC and Customer or, if they cannot agree, by the President of the American Arbitration Association ("AAA"). The arbitration shall be conducted in English in accordance with the commercial arbitration rules of the AAA. The arbitration, including the rendering of the award, shall take place in Boston, Massachusetts, USA and shall be the exclusive forum for resolving such dispute, controversy or claim. The decision of the arbitrator shall be binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of reasonable attorney's fees to the prevailing party) shall be allocated as determined by the arbitrator. The decision of the arbitrator shall be executory, and judgment thereon may be entered by any court of competent jurisdiction. Notwithstanding anything contained in this provision to the

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contrary, EMC shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party, in order to enforce the EMC's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

         (5). APPLICABLE TAXES: In addition to the charges due under this Agreement, Customer is responsible and shall pay or reimburse EMC for all sales, use, excise, withholding, VAT, personal property and other similar taxes, duties or tariffs resulting from this Agreement, except for taxes based on EMC's net income.

         (6). USE OF NAME: EMC may use Customer's name in lists of EMC's customers.

         (7). SEVERABILITY: If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected.

         (8). EXPORT: Customer agrees to comply with all applicable United States export control laws and regulations, and will obtain any export and/or re-export authorization required under the Export Administration Regulations of the US Department of Commerce and other relevant regulations controlling the export of the Products or related technical data.

         (9). US GOVERNMENT DATA RIGHTS: The Software is "commercial computer software" or "commercial computer software documentation." If Customer is a unit or agency of the United States Government, then the United States Government's rights with respect to the Software are limited by the terms of this Agreement, pursuant to FAR Section 12.212(a) and/or DFARS Section 227.7202-1(a), as applicable.

         (10). NOTICES: All notices to EMC shall be in writing, directed to EMC at EMC's address indicated on the first page of this Agreement, to the attention of EMC's Office of the General Counsel. All notices to Customer shall be in writing, directed to the address and individual indicated on the first page of this Agreement. Notwithstanding the foregoing, if a contact person is designated, such as is the case with Professional Services, notices shall be sent to such designated contact persons in addition to notices to be sent as stated above.


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
                                    EXHIBIT G

                             OPERATIONAL PROVISIONS


1. LOGOS. EMC-Provided Logos. McDATA will apply EMC's adhesive-backed logo to the Products if EMC supplies the logos, and if EMC provides clear instructions as to placement. [*]

2. IDENTIFICATION OF PARTS. McDATA shall use all reasonable efforts to comply with EMC's procedures regarding the identification of parts, marking and serialization, [*].

3. PACKING AND SHIPPING CONTAINERS. McDATA agrees to package all Products, Spares and replacement components in accordance with procedures mutually agreed to by McDATA and EMC.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

                                    EXHIBIT H
       FIBRE CHANNEL SWITCH EMC REGULATORY AND PRODUCT SAFETY REQUIREMENTS
                                  CONNECTRIX 2

      COUNTRY / AGENCY        MARKINGS WHICH APPLY             COMMENTS
       NORTH AMERICA

United States / FCC           FCC statement                    [*]
United States / UL            UL                               [*]
Canada / CSA                  CSA                              [*]
Canada / Industry Canada      ICES statement                   [*]

   EASTERN EUROPE / OTHER

         CB REPORT            Individual country markings      [*]

       WESTERN EUROPE

                                                               [*]
European Union                CE-Marking
Europe / TUV                  TUV mark                         [*]
Germany                       TUV-GS mark                      [*]

   SCANDINAVIAN COUNTRIES

Switzerland/Austria           CE-Marking                       Same requirements as European Union above.
Sweden / SEMKO                SEMKO mark                       [*]
Norway / NEMKO                NEMKO mark                       [*]
Finland / FIMKO               FIMKO mark                       [*]
Denmark / DEMKO               DEMKO mark                       [*]

       EASTERN EUROPE
Russia / GOST                 GOST mark                        [*]

        ASIA PACIFIC
Japan / VCCI                  VCCI statement                   [*]
Australia / ACA               C-Tick w/EMC supplier code       [*]
Australia / ACA               No Known Requirement.            [*]
New Zealand / ACA             Covered by Australia.            Covered by Australia.

      SOUTH EAST ASIA
Taiwan / BSMI                 BSMI ID # and statement          [*]
Korea / RRL                                                    [*]
Singapore / PSB               Type approval label              [*]
Indonesia                     No Known Requirements            [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.

       INDIAN CONTINENT

India                         No Known Requirements            [*]
Malaysia                      No Known Requirements            [*]
Thailand                      No Known Requirements            [*]

           AFRICA

South Africa / SABS           No Known Requirements            [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omissions.